UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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EMC Insurance Group Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 11, 2008
Dear Stockholder:
     I am pleased to extend to you my personal invitation to attend the 2008 Annual Meeting of Stockholders of EMC Insurance Group Inc. on May 29, 2008, at 1:30 p.m., at the offices of Employers Mutual Casualty Company, 700 Walnut Street, Des Moines, Iowa 50309.
     The accompanying Notice of Annual Meeting and Proxy Statement contains a description of the formal business to be acted upon by the stockholders. At the meeting, I intend to discuss the Company’s 2007 performance and its plans for 2008. Certain members of the Company’s Board of Directors and Officers of the Company, as well as representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm, will be available to answer questions you may have.
     While I am looking forward to seeing you at the meeting, it is very important that those of you who cannot personally attend assure that your shares are represented. I therefore urge you to sign and date the enclosed form of proxy and return it promptly in the accompanying envelope. If you attend the meeting, you may, if you wish, withdraw any proxy previously given and vote your shares in person.
Sincerely,

Bruce G. Kelley
President and CEO

EMC INSURANCE GROUP INC
GENERAL INFORMATION
VOTING SECURITIES
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
DIRECTOR COMPENSATION TABLE
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS

EMC INSURANCE GROUP INC.
NOTICE OF
2008 ANNUAL MEETING OF STOCKHOLDERS
MAY 29, 2008
TO THE STOCKHOLDERS OF EMC INSURANCE GROUP INC.:
     Notice is hereby given that the Annual Meeting of Stockholders of EMC Insurance Group Inc., an Iowa corporation, will be held on Thursday, May 29, 2008 at 1:30 p.m. local time, at the offices of Employers Mutual Casualty Company, 700 Walnut Street, Des Moines, Iowa, for the following purposes:
1.	To elect a Board of Directors;

2.	To approve a proposed amendment to the Company’s Restated Articles of Incorporation to provide for a majority vote standard for the election of directors in uncontested elections;

3.	To approve the Employers Mutual Casualty Company 2008 Employee Stock Purchase Plan;

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.
     Each share of the Company’s Common Stock will be entitled to one vote upon all matters described above. Stockholders of record at the close of business on April 3, 2008 will be entitled to notice of and to vote at the meeting. The stock transfer books of the Company will not be closed.
     April 11, 2008
BY ORDER OF THE BOARD OF DIRECTORS
RICHARD W. HOFFMANN, Secretary
PLEASE VOTE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

EMC INSURANCE GROUP INC.
717 Mulberry Street
Des Moines, Iowa 50309
PROXY STATEMENT
2008 Annual Meeting of Stockholders
May 29, 2008
GENERAL INFORMATION
     This proxy statement is furnished in connection with the solicitation by the Board of Directors of EMC Insurance Group Inc. (the “Company”) of proxies from the holders of the Company’s $1.00 par value common stock (the “Common Stock”) for use at the 2008 Annual Meeting of Stockholders to be held on May 29, 2008, and at any adjournment thereof (the “Annual Meeting”).
     The Company’s 2007 Annual Report to Stockholders was sent to the Company’s stockholders on or about April 7, 2008. This proxy statement, along with the accompanying form of proxy, was sent to the Company’s stockholders on or about April 11, 2008.
     The accompanying proxy may be revoked by the person giving it at any time before it is voted; such revocation may be accomplished by a letter, or by a properly signed proxy bearing a later date, filed with the Secretary of the Company prior to the Annual Meeting. If the person giving the proxy is present at the meeting and wishes to vote in person, he or she may withdraw his or her proxy at that time.
     The Company has borne all costs of solicitation of proxies. In addition to solicitation by mail, there may be incidental personal solicitations made by directors and officers of the Company, its parent, Employers Mutual Casualty Company (“Employers Mutual”), and their subsidiaries, the costs of which, including payments to nominees who at the request of the Company mail such material to their customers, will be borne by the Company.
VOTING SECURITIES
     All stockholders of record of the Common Stock at the close of business on April 3, 2008, are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on April 3, 2008, there were 13,724,743 shares of outstanding Common Stock, each entitled to one vote per share on all matters to be voted upon at the Annual Meeting. The Company’s stockholders do not have cumulative voting rights. Shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting will be tabulated for determination of whether or not a quorum is present. A quorum will be present if a majority of the outstanding shares entitled to vote is represented at the Annual Meeting. If a quorum exists, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election, and action on other matters, including ratification of the appointment of the Company’s independent registered public accounting firm, will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Votes withheld for any director, abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted as votes cast with respect to any matter submitted to the stockholders for a vote and will not affect the outcome of any matter.

ELECTION OF DIRECTORS
Nominees
     At the Annual Meeting, the stockholders will elect a board of seven directors to serve for one-year terms extending until the 2009 Annual Meeting and until their respective successors are duly elected and qualified. Proxies in the accompanying form which are received in response to this solicitation will, unless contrary instructions are given therein, be voted in favor of the seven nominees for director listed in the table below. The Board of Directors does not anticipate that any of the nominees will be unable to stand for election as a director at the Annual Meeting. Should that occur, however, proxies will be voted in favor of such other person who is recommended by the Nominating Committee and designated by the Board of Directors.
     The table below contains certain information with respect to the Board of Directors’ nominees for election as directors.

Name	Age	Director Since	Position with the Company
Margaret A. Ball	70	2004	Director
George C. Carpenter III	80	1981	Chairman of the Board
David J. Fisher	71	1985	Director
Robert L. Howe	65	2007	Director
Bruce G. Kelley	54	1991	President, Chief Executive Officer and Director
Raymond A. Michel	82	1981	Director
Gretchen H. Tegeler	52	2007	Director
     Margaret A. Ball was Senior Vice President of Underwriting of the Company and of Employers Mutual from 1997 until her retirement on January 1, 2001. She was a Vice President of Employers Mutual from 1983 until 1997. Ms. Ball was employed by Employers Mutual from 1971 to 2001.
     George C. Carpenter III has been Chairman of the Board of the Company since August 2007, and was Executive Director and Chief Executive Officer of Iowa Public Television from November 1985 until his retirement in 1993. Prior to that, he served as Vice President of Palmer Communications and as Vice President and General Manager of WHO Broadcasting Company, a division of Palmer Communications. He was employed by WHO Broadcasting Company for 20 years.
     David J. Fisher has been Chairman of the Board and Chief Executive Officer of Onthank Company, a Des Moines based wholesale distributor of floor, window, wall covering and countertop products, since 1978 and has been employed by that firm since 1962.
     Robert L. Howe has been a member of the Board of Directors of the Company since November 2007, and is an independent consultant. Mr. Howe served in various capacities with the State of Iowa Insurance Division from 1964 to 2002, including Deputy Commissioner and Chief Examiner from 1985 until his retirement in 2002. He is also a member of the Boards of Directors of American Equity Life Insurance Company, American Equity Investment Life Holding Company and American Equity Investment Life Insurance Company of New York. Mr. Howe is a Certified Financial Examiner and a Certified Insurance Examiner.
     Bruce G. Kelley has been President and Chief Executive Officer of the Company and of Employers Mutual since 1992 and was Treasurer of Employers Mutual from 1996 until 2000, and of the Company from 1996 until 2001. He was President and Chief Operating Officer of the Company and of Employers Mutual from 1991 to 1992 and was Executive Vice President of both companies from 1989 to 1991. Mr. Kelley has been employed by Employers Mutual since 1985 and has been a director of that company since 1984. Mr. Kelley is also a senior executive officer of the Company’s and Employers Mutual’s subsidiary and affiliated companies.

     Raymond A. Michel is a member of the Board of Directors of Koss Construction Company, a highway and airport construction firm, and was its Chairman and Chief Executive Officer from 1972 until his retirement in 1989. He has been affiliated with that company in one capacity or another since 1955.
     Gretchen H. Tegeler has been a member of the Board of Directors of the Company since August 2007, and is State Vice President, Midwest Division, of the American Cancer Society for Iowa and South Dakota. From 1983 to 1999 she was employed by the State of Iowa, and served as Chief of Staff to former Iowa Governor Terry E. Branstad, and as Director of the Iowa Department of Management.
THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF THE NOMINEES NAMED HEREIN AND A VOTE “FOR” EACH OF THE OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING.
Information about the Board of Directors and its Committees
     During the year ended December 31, 2007, the Board of Directors of the Company held five regular meetings. In 2007, each current member of the Board of Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the time he or she served as a director and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served at the time. All of the members of the 2007 Board of Directors except former Chairman George W. Kochheiser attended the Company’s 2007 Annual Meeting, and the Company expects a majority of the members of the current Board of Directors to attend the 2008 Annual Meeting. The Board has determined that Board members Ball, Carpenter, Fisher, Howe, Michel and Tegeler are independent directors as defined by the rules of the NASDAQ Stock Market.
     The Board of Directors of the Company has five standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Inter-Company Committee and the Nominating Committee. The Executive Committee members are Margaret A. Ball, George C. Carpenter III and Bruce G. Kelley. This Committee has authority to exercise all of the authority of the Board of Directors when the Board of Directors is not in session, with the exception of certain actions which, under Iowa law and the Company’s By-laws, require action by the Board of Directors; these include amending the Company’s Articles of Incorporation, declaring dividends, adopting a plan of merger or consolidation of the Company, appointing or removing executive officers, filling officer vacancies, approving or recommending to the Company’s stockholders a voluntary dissolution or revocation of its Articles of Incorporation, or amending the Company’s By-laws. The Executive Committee did not meet during the year ended December 31, 2007.
     The members of the Audit Committee are David J. Fisher, Robert L. Howe and Gretchen H. Tegeler. Each member of the Audit Committee is “independent” under the standards established by the corporate governance rules of the NASDAQ Stock Market and the rules of the Securities and Exchange Commission. The Board of Directors has determined that Committee member Robert L. Howe qualifies and is designated as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The functions performed by this Committee are detailed in the Audit Committee Charter, which is available on the Company’s website at www.EMCInsurance.com. Its duties are to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal control over financial reporting and audit functions. The Audit Committee met seven times during the year ended December 31, 2007.
     The Company’s Compensation Committee members are Margaret A. Ball, George C. Carpenter III and Raymond A. Michel. Each member of the Compensation Committee is “independent” under the standards established by the corporate governance rules of the NASDAQ Stock Market. The actions taken by this Committee are set forth in the “Compensation Discussion and Analysis” section of this Proxy Statement. The charter of the Compensation Committee is available on the Company’s web site at

www.EMCInsurance.com. The Compensation Committee met four times during the year ended December 31, 2007.
     The Company and Employers Mutual have each established an Inter-Company Committee. None of the three members of the Company’s Inter-Company Committee may be members of Employers Mutual’s Board of Directors, and each are required to be “independent” under the standards established by the rules of the NASDAQ Stock Market. Similarly, Employers Mutual’s Inter-Company Committee consists of three directors of Employers Mutual who are not members of the Company’s Board of Directors. The members of the Company’s Inter-Company Committee are Margaret A. Ball, Raymond A. Michel and Gretchen H. Tegeler. Any new material agreement or transaction between Employers Mutual, and any of its direct or indirect wholly-owned subsidiaries or its affiliate, and the Company, and any of its direct or indirect wholly-owned subsidiaries, as well as any proposed material change to an existing material agreement between such entities, must receive the approval of both Inter-Company Committees. This approval is granted only if the members of the Company’s Inter-Company Committee unanimously conclude that the new agreement or transaction, or proposed material change in an existing agreement, is fair and reasonable to the Company and its stockholders, and the members of Employers Mutual’s Inter-Company Committee unanimously conclude that the new agreement or transaction, or proposed change in an existing agreement, is fair and reasonable to Employers Mutual and its policyholders. The two Inter-Company Committees may meet separately or jointly, but separate votes are always required. The Company’s Inter-Company Committee did not meet during the year ended December 31, 2007.
     The members of the Nominating Committee are Margaret A. Ball, David J. Fisher and Raymond A. Michel. Each of these members are “independent” under the standards established by the rules of the NASDAQ Stock Market. The Nominating Committee ensures that the Board of Directors of the Company is appropriately constituted to meet its fiduciary obligations to stockholders. To accomplish this purpose, the Nominating Committee assists the Board of Directors in assessing its membership needs, identifies individuals qualified to become members of the Board of Directors and makes recommendations regarding potential director candidates to the Board of Directors. Criteria for the nomination of a director and the process of consideration of director candidates recommended by stockholders are set forth in the Nominating Committee Charter, which is available on the Company’s web site at www.EMCInsurance.com. In considering a nominee for a position on the Company’s Board of Directors, the Nominating Committee will seek to identify individuals who, in addition to having a reputation for integrity, honesty and adherence to high ethical standards, also have demonstrated business knowledge, experience and the ability to exercise sound judgment in matters related to current and long-term objectives of the Company and a willingness and ability to contribute positively to the decision-making process of the Company. The Nominating Committee met four times during the year ended December 31, 2007.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
     All of the senior executive officers of the Company, as well as other individuals who devote a portion of their time to performing duties for the Company and its subsidiaries, are employees of Employers Mutual. Collectively, this is a group of twelve persons, and included within that group are the Named Executive Officers (“NEOs”) of the Company whose compensation is disclosed in the Summary Compensation Table which follows. For calendar year 2007, the Company’s NEOs were Bruce G. Kelley, President and Chief Executive Officer, Mark E. Reese, Senior Vice President and Chief Financial Officer, William A. Murray, Executive Vice President and Chief Operating Officer, Ronald W. Jean, Executive Vice President for Corporate Development, and Raymond W. Davis, Senior Vice President – Investments and Treasurer.
     Because the Company has no employees of its own, it has no payroll and no employee benefit plans. During 2007, the Company’s four property and casualty insurance subsidiaries (Dakota Fire Insurance Company, EMCASCO Insurance Company, Farm and City Insurance Company (which subsequently merged into EMCASCO Insurance Company and ceased its corporate existence at year-end 2007) and Illinois EMCASCO Insurance Company) were parties to reinsurance pooling agreements with Employers Mutual. Two subsidiaries and an affiliate of Employers Mutual were parties to similar reinsurance pooling agreements with Employers Mutual (collectively, the “Pooling Agreement”). The compensation of Employers Mutual’s employees during 2007 was shared by the Company’s property and casualty insurance subsidiaries in accordance with the terms of the Pooling Agreement. The aggregate participation of these subsidiaries in the Pooling Agreement in 2007 was 30% and this percentage represents the approximate portion of the total compensation expense of the NEOs that was allocated to the Company last year. The compensation paid to Employers Mutual’s employees who performed duties for the Company’s other two subsidiaries (EMC Reinsurance Company and EMC Underwriters, LLC) was not allocated pursuant to the Pooling Agreement, but was charged directly to those two subsidiaries.
Process Overview
     The process for establishing the compensation of Employers Mutual’s executive officers (including the Company’s NEOs) begins with the executive management team of Employers Mutual, which annually develops recommended salary ranges and proposes base salaries, cash bonus program performance factors and stock option grants for the ensuing year. These management recommendations are then submitted to the Senior Executive Compensation and Stock Option Committee of Employers Mutual’s Board of Directors (the “Employers Mutual Compensation Committee”) for its consideration, potential modification and approval. After the compensation arrangements for the executive officers have been finalized and approved by the Employers Mutual Compensation Committee, those arrangements are then submitted to the Company’s Compensation Committee for its independent evaluation, possible modification and approval.
     In recognition of the heightened scrutiny placed on executive compensation recently, the Employers Mutual Compensation Committee hired an outside compensation consultant, the Hay Group, Inc. (the “Hay Group”) during 2006 to review the executive officer salary ranges and incentive plans then in place. This review, which examined the three elements of the Company’s compensation program (base salary, cash bonus program and incentive stock option plan, each as more fully described below), validated the existing compensation structure. The Employers Mutual Compensation Committee does not presently intend to use a compensation consultant on a continuous basis in the future. However, that committee does plan to utilize the services of an outside compensation consultant to conduct internal pay equity studies every few years, and on an “as needed” basis, whenever there is a significant change in an executive officer’s job duties or responsibilities. The Company’s Compensation Committee determined that it would utilize a compensation consultant, commencing in 2007, to help ensure that the compensation arrangements approved by the Employers Mutual Compensation Committee are reasonable and appropriate. The Company’s Compensation Committee retained the Hay Group to serve in this capacity in 2007, and will be using the same consulting group in 2008.
     If the Company’s Compensation Committee does not concur with the compensation arrangements approved by the Employers Mutual Compensation Committee, its concerns are referred back to the Employers Mutual Compensation Committee for additional study and reconsideration. Both committees are authorized to meet jointly in an attempt to resolve any continuing differences, but the Company’s Compensation Committee is required by its Charter to take action independently of the actions taken by the Employers Mutual Compensation Committee and ultimately to approve the final compensation arrangements. In 2007, the compensation recommendations approved by the Employers Mutual Compensation Committee were subsequently approved by the Company’s Compensation Committee, without modification.
     Once the base salary component of the compensation arrangement for each executive officer, including the Company’s NEOs, has been approved by both compensation committees, it is submitted to the full Board of Directors of Employers Mutual for final approval. Decisions regarding the designation of the cash bonus program performance targets and stock option awards are final upon approval by both compensation committees.

Compensation Program Objectives
     The long-standing objective of Employers Mutual’s compensation program has been to provide a level of compensation that will attract and retain highly-qualified, motivated executive officers who will enhance the ability of EMC Insurance Companies (which consists of Employers Mutual and all of its subsidiaries and an affiliate, together with the Company and all of its subsidiaries) to continue its long history of financial strength and steady growth. This goal was confirmed through the adoption of a formal Executive Compensation Policy (which will be utilized on a going-forward basis) by the Employers Mutual Compensation Committee on November 7, 2007 and by the Company’s Compensation Committee on November 8, 2007. The policy makes it the goal of the executive compensation program to provide total compensation packages that will attract and retain suitable executive talent, reward executive officers for individual performance, and enhance the operating performance of EMC Insurance Companies, as measured by the consolidated statutory-basis financial statements of this group of companies. Total compensation includes base salary, short-term incentives provided through an annual cash bonus program, long-term incentives provided through stock option awards, and certain employee and retirement benefits. Base salary ranges are determined by an annual examination of industry survey results and are intended to compensate executive officers at or near the salary range midpoint within three to seven years from the date of taking their position. Incentives are intended to reflect the executive officers’ achievement of short and long term goals.
     Historically, Employers Mutual’s compensation program has rewarded its executive officers for increases in the market value of the Company’s Common Stock through the issuance of incentive stock options. With the implementation of the 2007 Employers Mutual Casualty Company Stock Incentive Plan (the “2007 Plan”), new opportunities for the issuance of both qualified and non-qualified incentive equity awards are now available.
     Due to the Company’s structure (a downstream holding company of Employers Mutual with no employees of its own) and the fact that the Company’s operating results represent a relatively small portion of Employers Mutual’s total operating results, the compensation of Employers Mutual’s executive officers is not, and cannot be, directly aligned with the interests of the Company’s stockholders. However, it is the opinion of management and the Company’s Compensation Committee that the compensation program utilized by Employers Mutual does provide incentives that appropriately align the performance of Employers Mutual’s executive officers with the interests of the Company’s stockholders.
The Compensation Program
     Because the business activities of Employers Mutual are conducted within the property and casualty insurance industry, it is believed that the level and components of compensation paid to its executive officers must be competitive within this industry and, more particularly, with an identified peer group of companies which are similar in size, have comparable insurance products, and are viewed by Employers Mutual as its competitors in the markets that have been targeted to be the source of its business.
     The compensation of Employers Mutual’s executive officers is provided primarily through the use of three elements: (i) base salary, (ii) a cash bonus program and (iii) incentive stock option awards (consisting of both standard and discretionary awards). Each of these elements is designed to achieve a particular result, as described more fully below. The combination of these elements is intended to provide an overall compensation package that promotes both individual and collective executive officer behaviors which are reasonably expected to build stockholder value over the long term. The elements of Employers Mutual’s compensation program subject to factors directly attributable to the performance of the individual executive officers are base salary and discretionary incentive stock option awards. Any compensation received under the cash bonus program or through standard incentive stock option awards is provided pursuant to the written guidelines of those plans, and does not take into account the performance of the individual executive officers. The cash bonus program is the only element of the compensation program which takes into account corporate performance in establishing compensation policies and making compensation decisions; however, individual performance objectives of certain executive officers may be based on specific corporate performance factors.
     Base Salary. The base salary is intended to compensate the executive officers for their contributions toward the achievement of identified business objectives, demonstrated leadership skills and overall management effectiveness. Together with the benefit programs available to all Employers Mutual employees, this component of overall compensation is intended to ensure that the management team is fairly remunerated, and to provide reasonable security to such executives so that they can perform at their best and take prudent risks. The established salary ranges, the length of time an executive officer has served in his or her position, the relative position of an executive officer’s salary within the salary range and individual performance are the primary factors considered in determining base salary. Using this information, the chairman of Employers Mutual’s Board of Directors makes the final base salary recommendation for Mr. Kelley, and Mr. Kelley makes the final base salary recommendations for the other NEOs.
     The performance of each executive officer is measured through a performance management process which is applicable to all employees of Employers Mutual. Through this performance management process, specific performance objectives are established and communicated to each employee at the beginning of a fiscal year. At the end of the fiscal year, each individual is evaluated as to whether he or she met, exceeded or failed to achieve each performance objective. An executive officer’s base salary may also be affected by any demonstrated personal impact that the officer may have had on major issues affecting the overall performance of the EMC Insurance Companies, such as introducing new or expanded lines of business. Mr. Kelley’s performance review is conducted by the chairman of Employers Mutual’s Board of Directors, who then shares the evaluation with the Employers Mutual Compensation Committee.
     Cash Bonus Program. The compensation of the executive officers also includes eligibility to participate in the Employers Mutual Senior Executive Compensation Cash Bonus Program. This cash bonus program is designed to provide short-term incentives based upon the annual operating performance of EMC Insurance Companies. Any amounts earned under this cash bonus program are based on the statutory-basis consolidated financial statements of EMC Insurance Companies and are determined by the following performance objectives:
*	the actual percentage increase in net written premiums as compared to an established target;

*	the percentage change in policyholders’ surplus of the consolidated group; and

*	the combined trade ratio as compared to both a target ratio and the combined trade ratio of the property and casualty insurance industry.
     These performance objectives were selected because they are objectively measurable and universally reported by insurance companies (or, in the case of industry-wide results, calculated and reported by rating agencies such as A.M. Best Company). They also tend to be reliable indicators of successful performance. The performance objectives are not weighted in importance. However, the cash bonus program formula places the most emphasis on the combined trade ratio element, followed by the change in policyholders’ surplus and the increase in net written premiums. The greater emphasis on the combined trade ratio element serves to motivate the executive management team to focus on EMC Insurance Companies’ goal of achieving an underwriting profit, which is a key measure of successful performance in the property and casualty insurance industry.
     The performance targets are aligned with corporate objectives that are established through a planning process involving all the department heads of Employers Mutual prior to the beginning of each year. If the corporate objectives are projected to generate a “return on equity” of less than 12.5%, the combined trade ratio target is reduced to a level necessary to achieve that goal.
     The performance targets do not have to be met to achieve a cash bonus award. Each performance objective contains a maximum (positive) and minimum (negative) contribution to the cash bonus calculation, with the combined result of the three performance objectives determining the amount of cash bonus earned, if any. However, no cash bonus can be earned under the plan if the combined trade ratio exceeds a predetermined maximum.
     The maximum cash bonus that may be earned by an executive officer is set at 75% of base salary for eligible vice presidents. For senior management, this maximum cash bonus percentage has, in recent years, been subject to a multiplier ranging from 1.1 for senior vice presidents to 1.2 for executive vice presidents and 1.3 for the president. Beginning in 2007, eligibility for the cash bonus program was expanded to include seven additional vice presidents, in recognition of the impact which their performance and efforts may have on Employers Mutual’s overall financial results. For those vice presidents who have held their titles for less than five years and do not serve on Employers Mutual’s Policy Committee, the maximum cash bonus percentage is subject to a multiplier of 0.8. The members of both compensation committees believe that these maximum cash bonus percentages are representative of the contribution that each officer level provides to the operations of EMC Insurance Companies.
     Whether or not an executive officer earns a cash bonus is strictly a function of the objective application of actual results to the award formula established under the cash bonus program. Except for any individual’s input with respect to the information provided during the corporate planning process, there is no discretion which can be exercised by any executive officer in determining either the eligibility for, or the amount of, any award which may be earned under the cash bonus program. Additionally, as the performance targets utilized in the cash bonus program cannot be influenced or affected by the efforts of any single person, the executive officers do not have the ability to manipulate the outcome or the determination of whether or not an award is earned under the cash bonus program.
     The Employers Mutual Compensation Committee may, in its discretion, adjust the cash bonus calculation for unusual or extenuating circumstances; however, this discretion has not been exercised during the past 10 years. If cash bonuses are earned, 75% of the cash bonus is paid in late January or early February based upon the preliminary industry combined trade ratio estimate published by A.M. Best Company. The remaining 25% of the cash bonus is paid when the final industry combined trade ratio is released by A.M. Best Company, generally in March. The Employers Mutual Compensation Committee may, in its discretion, choose to pay more than 75% of the cash bonus in late January or early February if the final industry combined trade ratio will have little or no impact on the cash bonus calculation. This discretion was exercised for the 2006 and 2007 cash bonus payments, which were fully paid on February 2, 2007 and January 31, 2008, respectively.
     There is no policy addressing the adjustment or recovery of cash bonus payments if the relevant corporate performance objectives upon which they are based are subsequently restated or otherwise adjusted. If this situation were to occur, both the Employers Mutual Compensation Committee and the Company’s Compensation Committee would review the relevant facts and circumstances and determine what, if any, action was warranted.
     Incentive Stock Options. The third element of compensation paid to Employers Mutual’s executive officers is intended to provide for long-term incentive opportunities through the use of incentive stock option awards. The Employers Mutual Compensation Committee believes that superior performance by the executive officers will have a significant and positive impact on the price of the Company’s Common Stock, thereby providing long-term appreciation in the value of the stock options held by the executive officers and linking the interests of the executive officers to the interests of the Company’s stockholders.
     Employers Mutual’s incentive stock option plan provides that all stock options must be granted at prices equal to the fair market value of the Company’s Common Stock on the date of grant, with fair market value determined as the average of the high and low trading prices of the Common Stock on the date of grant. Stock options generally have a term of ten years and vest at a rate of 20% per year, commencing on the first anniversary of the option grant.
     Through 2007, Employers Mutual had guidelines which dictated the annual and maximum number of standard stock options that could be awarded to all classes of employees, including executive officers.

These standard stock option awards were issued without regard to the performance of EMC Insurance Companies or the participating executive. For the Company’s NEOs, the annual and maximum numbers of standard stock options that could be awarded were as follows:

	Annual Standard	Maximum Standard
	Option Award	Option Award
President and Chief Executive Officer	9,000	150,000
Executive Vice President	7,500	90,000
Senior Vice President	3,000	40,000
     Recognizing the difficulties that maintenance of a maximum, or “cap”, caused when considering the award of standard stock options to long-term employees, but in recognition of the benefit to EMC Insurance Companies and Employers Mutual’s long-term employees which such awards provide, the cap on standard stock options was removed, beginning in 2008.
     Employers Mutual’s employees may also receive discretionary awards of stock options when conditions or activities of Employers Mutual or the participating employee(s) dictate that an additional award is warranted. These discretionary awards are totally subjective and are recommended by the chief executive officer to the Employers Mutual Compensation Committee and the Company’s Compensation Committee for approval. Either committee may also suggest and approve a discretionary award on its own initiative, subject to concurrence by the other committee. No limits have been imposed on the number of discretionary stock options that may be awarded to an executive officer. The following historical summary sets forth the total number of stock options that have been awarded (through 2007) to the NEOs since the initial awards in 1979:

	Total Standard	Total Discretionary	Total
	Options Received(1)	Options Received(1)	Options Received(1)
Bruce G. Kelley	134,000	25,000	159,000
Mark E. Reese	34,250	5,750	40,000
William A. Murray	57,500	17,500	75,000
Ronald W. Jean	61,500	23,000	84,500
Raymond W. Davis	36,000	10,000	46,000

(1)	This data reflects all options received by each of the NEOs since such individual became eligible to participate in the incentive stock option plan. Options which were received but lapsed without being exercised are not included in the amounts reported.
     Neither Employers Mutual nor the Company requires its executive officers to maintain a minimum or expected level of ownership of the Company’s Common Stock. However, the incentive stock option plan is designed to provide the executive officers with performance incentives that are comparable and complimentary to the interests of the Company’s stockholders.
     Other Compensation. Employers Mutual’s executive officers also receive other forms of compensation pursuant to certain plans adopted by Employers Mutual (and in some cases formally adopted by the Company’s Board of Directors as well), some of which are generally available to all employees of Employers Mutual (subject to standard eligibility requirements) and some of which are limited to executive officers.
     Certain executive officers, including all of the NEOs, receive other compensation in the form of company-paid supplemental disability insurance and reimbursement of financial planning services. In addition, the chief executive officer and the executive vice presidents are eligible for country club membership allowances and the use of company-owned automobiles, with certain senior vice presidents also eligible for the use of company-owned vehicles. Neither the Employers Mutual Compensation

Committee nor the Company’s Compensation Committee consider these other forms of compensation in its process of setting compensation pursuant to the three elements of compensation discussed above.
     Spousal travel expenses are not reported as compensation income to Employers Mutual’s executive officers, but are included in the Summary Compensation Table as a perquisite for disclosure purposes.
Retirement Plans
     Defined Benefit Plan. Employers Mutual sponsors a tax-qualified defined benefit retirement plan covering all eligible employees of Employers Mutual (the “Pension Plan”). Employers Mutual also sponsors a non-qualified defined benefit supplemental retirement plan (the “SRP”) covering certain members of its management and highly compensated employees, including the Company’s NEOs. Both plans contain a traditional defined benefit formula for certain eligible employees, and a cash balance formula for all other eligible employees. Generally, compensation utilized for pension formula purposes includes base salary and cash bonuses earned. Contributions that employees receive under Employers Mutual’s Board and Executive Non-Qualified Excess Plan (the “BENEP”), as well as amounts related to the exercise of stock options, are not included in the calculation of compensation for purposes of the pension benefit.
     For long-term employees, the traditional defined benefit formula may produce a significantly larger pension benefit than the cash balance formula. This is especially true for executive officers when large cash bonuses are earned in their later years of employment, when base salary and credited years of service are at their highest levels. The Hay Group study did not include any consideration of potential disparities between the traditional defined benefit formula and the cash balance formula. Subsequent to approving compensation packages for the executive officers for 2007, both compensation committees requested that a study be conducted by Employers Mutual’s Human Resources Department to quantify the potential disparities between the pension benefits available to similarly-situated employees under the two formulas, and the impact of such differences on total aggregate compensation amounts.
     Traditional Formula Pension Plan. Employees employed prior to January 1, 1988 and who were age 50 or older on January 1, 2000, have their benefits determined under the Pension Plan using a traditional defined benefit formula where benefits are based on (i) a percentage of the employee’s average compensation (using the five consecutive pay years that result in the highest average), or (ii) $225,000 for 2007 (the limit set by the Internal Revenue Code of 1986, as amended (the “Code”)), whichever is lower, multiplied by the employee’s credited years of service (maximum of 40 years). The normal form of benefit is a single life annuity with payment guaranteed for ten years. Various other types of annuities, as well as a lump sum payment, are also available. All alternative payment options are the actuarial equivalent of the normal form of benefit. Normal retirement age is 65, and early retirement can be elected by a participant who has reached age 55. The benefit paid on early retirement is a percentage of the benefit payable upon normal retirement and ranges from 52% at age 55 to 92% at age 64.
     Traditional Formula SRP. The SRP provides a benefit to an eligible employee whenever 100% of his or her pension benefit under the Pension Plan is not permitted to be funded or paid through the plan because of limits imposed by the Code (limit on compensation that can be taken into account and limit on benefits that can be paid) and/or because of elective deferrals of covered compensation under any non-qualified deferred compensation plan. For those employees eligible under the traditional defined benefit formula in the Pension Plan, the SRP benefit is the benefit as calculated under the formula in the Pension Plan (without regard to compensation or benefit limits and excluding the benefit match under the BENEP ), offset by the benefit payable under the Pension Plan. The accrued benefit under the SRP is calculated as a single life annuity (with ten years certain) and is converted to an actuarially equivalent lump sum, which is then paid to the employee over a period of years, ranging from one year if the present value of the benefit is less than $50,000 to ten years if the present value of the benefit is $450,000 or greater.
     Eligible Participants. The Company’s NEOs who are participants in the traditional defined benefit formula portion of the Pension Plan and SRP are Messrs. Murray, Jean and Davis.

     Cash Balance Formula Pension Plan. Those employees who were not employed prior to January 1, 1988 or who were not at least age 50 on January 1, 2000 have their pension benefit determined under the cash balance formula in the Pension Plan. The benefit earned is expressed in the form of an account balance. Benefit credits accrue monthly at a rate between 3.25% and 13.50% of eligible monthly compensation, with the rate increasing with age. Interest credits are applied annually at the end of each year to the prior year’s balance and are based on the yield on 30-year Treasury bonds (as published by the Internal Revenue Service). The normal form of benefit is a lump sum payment, but an annuity is also available.
     Cash Balance Formula SRP. As with those employees eligible for the traditional defined benefit formula in the Pension Plan who accrue additional benefits under the SRP, the employees eligible under the cash balance formula under the Pension Plan accrue benefits under the SRP (using a similar account balance as under the Pension Plan) to the extent that either compensation or benefits are limited in the Pension Plan by the Code and/or because of elective deferrals of covered compensation under any non-qualified deferred compensation plan.
     Eligible Participants. The Company’s NEOs who are participants in the cash balance formula portion of the Pension Plan and SRP are Messrs. Kelley and Reese.
Defined Contribution Plan
     Employers Mutual sponsors a tax-qualified defined contribution plan (the “401(k) Plan”). This plan is available to all eligible employees of Employers Mutual. Under the 401(k) Plan, Employers Mutual matches 50% of the first 6% of covered compensation that an employee defers. With the exception of the highly compensated group, employee participants can make pre-tax deferrals of up to 50% of their covered compensation to this plan, subject to an annual limit under the Code – for 2007, $15,500 for those under age 50 and $20,500 for those age 50 and above.
Non-Qualified Excess Plan
     Employers Mutual also maintains the BENEP, which allows all executive officers at the level of vice president and above, and all other employees whose base salary is equal to or greater than the Code definition of a highly compensated employee (for 2007 – $100,000) to defer up to 75% of their eligible compensation under the BENEP. Employees who are eligible for the BENEP may also defer some, or all, of their cash bonus awards, if any, under this plan. Employers Mutual matches 100% of the first 5% of covered compensation deferred under the BENEP for vice presidents and above, including all of the Company’s NEOs.
Termination of Employment and Change of Control Issues
     Employment Contracts. Employers Mutual has not entered into any employment contracts with its executive officers.
     Incentive Stock Option Plan. Under Employers Mutual’s incentive stock option plan, in the event of the termination of employment of a participant for a reason other than death, cause or disability, the participant has the right, for a period of three months from the effective date of termination, to exercise those options previously granted to the extent that they are exercisable on the date of termination. If, however, the termination of the participant is by reason of retirement, the participant has the right during such three-month period to exercise all options previously granted to the participant, whether or not exercisable on the date of termination, which had not previously been exercised, terminated, lapsed or expired.

     If a participant’s employment with Employers Mutual terminated due to a permanent or total disability, the participant has the right, for a period of twelve months from the effective date of his or her termination, to exercise all options previously granted, whether or not exercisable on the date of termination, excluding those previously exercised, terminated, lapsed or expired. If a participant’s employment is terminated for cause, all unexercised options, whether or not exercisable on the date of termination, immediately terminate. The standard of whether a participant may be discharged for “cause” requires that there be a determination that there has been (i) a willful and continued failure to substantially perform the participant’s assigned duties, (ii) the willful engagement in conduct which is demonstrably injurious to Employers Mutual monetarily or otherwise, including any act of dishonesty, (iii) the commission of a felony, or (iv) a significant violation of any statutory or common law duty of loyalty.
     Upon the death of a participant, the participant’s designated beneficiary or legal representative has the right, for a period of twelve months from the date of death, to exercise the participant’s rights as to all options, whether or not exercisable on the date of death, to the extent not previously exercised, terminated, lapsed or expired.
     In addition to an executive officer’s rights upon termination of employment, in the event that there is a “change of control”, all outstanding incentive stock options shall immediately become exercisable in full. A “change of control” will occur (i) if there has been a merger, consolidation, takeover or reorganization of Employers Mutual or the Company, unless at least 60% of the members of the Board of Directors of the entity resulting from such merger, consolidation, takeover or reorganization were members of the Board of Directors of either Employers Mutual or the Company immediately prior to the event, or (ii) upon the occurrence of any other event that is designated as being a “change of control” by a majority vote of the independent members of the Board of Directors of Employers Mutual.
     BENEP. Participants who separate from service or become disabled or die while employed by Employers Mutual receive distributions of their deferred compensation account, in accordance with the payment option selected by them when they enrolled in the plan, upon the occurrence of the qualifying distribution event. However, no distribution will be made earlier than six months after the date of separation from service with respect to a participant who is a key employee (as defined in the Code).
     If Employers Mutual terminates the plan within twelve months of a “change of control”, the deferred compensation account of each participant will become fully payable to the participants in a lump sum. A “change of control” will occur if (i) a majority of the members of the Board of Directors of Employers Mutual is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of appointment or election, or (ii) a person or group acquires 40% or more of the total gross fair market value of the assets of Employers Mutual. The plan is considered terminated only if all substantially similar arrangements are terminated, and all participants under such arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve months of the termination of such arrangements.
     The compensation committees believe these “termination of employment” and “change of control” triggers are fair and reasonable to both Employers Mutual and the Company, as well as the participating employees.
Tax Consequences
     Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation of more than $1.0 million paid to any executive officer. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Due to the fact that only 30% of the compensation paid to the Company’s executive officers is allocated to the Company through the Pooling Agreement, the tax deduction limitation imposed by Section 162(m) is not expected to have any impact on the Company for the foreseeable future.
     Employers Mutual’s incentive stock option plan provides favorable tax treatment to the participants in the plan. Under applicable federal tax laws, there are no federal income tax consequences either to Employers Mutual or to the participant upon the grant of an incentive stock option or the exercise of an incentive stock option by the participant, except that, upon exercise of an option, the participant may be subject to alternative minimum tax on certain items of tax preference.

     If the participant holds the shares of the Company’s Common Stock acquired upon exercise of an incentive stock option for the greater of two years after the day the option was granted or one year after the acquisition of the shares, the difference between the aggregate option price and the amount realized upon sale of the Common Stock will constitute long-term capital gain or loss, and the companies in the Pooling Agreement will not be entitled to a federal income tax deduction. If the shares of Common Stock are disposed of in a sale, exchange or other disqualifying transaction, the participant will recognize ordinary taxable income in an amount equal to the excess of the fair market value of the Common Stock purchased at the time of exercise (or, if less, the amount realized upon the sale of the Common Stock) over the total option price, and the companies in the Pooling Agreement will be entitled to a federal income tax deduction equal to such amount, subject to certain federal tax law limitations.
The 2007 Compensation Process – Discussion and Analysis
     As part of the decision-making process for establishing compensation to be paid in 2007, the members of Employers Mutual’s and the Company’s Compensation Committees were provided with tally sheets for each of the executive officers (including the Company’s NEOs). These tally sheets (which were also accompanied by each such executive officer’s position description) were prepared by Employers Mutual’s Human Resources Department. Each of these tally sheets set forth the dollar amount of each component of that executive officer’s total compensation in 2006, including (i) actual gross salary, (ii) the cash bonus earned, (iii) the increase in the balance of the executive officer’s retirement benefit, (iv) Employers Mutual’s matching contributions to the 401(k) Plan and the BENEP on behalf of the executive officer, (v) the increase in the SRP, and (vi) a break-out of the value of any perquisites received by the executive officer, including (as applicable) premiums paid for excess group life coverage, financial planning and tax preparation fees, premiums paid for life and supplemental disability coverage, country club dues (as reported on IRS Form W-2), and use of a company-owned automobile (as reported on IRS Form W-2). A sum total was provided for each of these executive officers, together with a history of the employee’s base salary and cash bonuses earned (if any) going as far back as 1979, or to the executive officer’s date of employment, if later. The amount of life insurance coverage provided by Employers Mutual for each of these executive officers was shown, as were the amounts of supplemental disability and long-term disability monthly benefits available to each executive officer. Separate sheets showed accumulated Pension Plan and SRP account balances for each of the executive officers as of January 1, 2006 and January 1, 2007, together with projected balances and/or monthly payments at age 65.
     Employers Mutual’s and the Company’s Compensation Committees were also provided with a listing of the compensation levels (base salary and cash bonus only) of the twenty most highly compensated employees in 2006, by rank. This list, which also took into account compensation paid to certain branch managers by Employers Mutual’s life insurance company affiliate that was not available to the twelve executive officers for whom tally sheets were prepared, was intended to help ensure the continued maintenance of appropriate internal pay equity considerations during the 2007 compensation process.
     In connection with its consideration of incentive stock option awards, Employers Mutual’s and the Company’s Compensation Committees also received “status reports” on prior incentive stock option grants for each of the executive officers. These lists showed (i) grants received going back, in some cases, to 1981; (ii) the exercise of such prior grants, including the gain on each exercise of a stock option and the cumulative gain for all such exercises; and (iii) the potential gain available from each vested but unused stock option grant, and the potential cumulative gain from all such outstanding options, based upon the then-current fair market value of the Company’s Common Stock. From the information provided, it was possible for Employers Mutual’s and the Company’s Compensation Committees to calculate the value of all prior stock option grants which had not previously been exercised, terminated, lapsed or expired, and which would be exercisable for a three-month period in the event of the executive officer’s retirement, or for a twelve-month period in the event of such person’s permanent or total disability, or death. Similarly, such options would be exercisable under the terms of the incentive stock option plan in the event of a change-of-control situation.
     The tally sheets, together with the pension and stock option information simultaneously presented, were intended to allow the two compensation committees to analyze both the individual elements of compensation (including the mix among the components which make up total compensation) as well as the aggregate amount of the compensation package being awarded to each executive officer. While the cash bonus portion of the compensation package for 2007 could only be projected, the compensation committees’ use of a purely formulaic methodology which contains various caps allowed the compensation committees’ members to see what the cash bonus amounts might be under various scenarios, and to determine the maximum possible cash bonus for each executive officer under the formula.
     In establishing aggregate compensation amounts for 2007 for the executive officers, including the Company’s NEOs, Employers Mutual’s and the Company’s Compensation Committees determined that the mix of components should remain largely unchanged from the prior year, pending the anticipated approval of the 2007 Plan by the Company’s stockholders, which occurred in May 2007. The members of both compensation committees recognized that the implementation of the 2007 Plan, together with the planned retention during 2008 of a new outside administrator that can provide enhanced record-keeping capabilities for Employers Mutual’s incentive equity award programs, will open up new compensation options. Thus, it is possible that the compensation committees could consider some adjustments to the compensation mix in future years.
     Base Salary. The 2007 base salary ranges for Employers Mutual’s executive officers were established through a process which started with an analysis of insurance industry salary surveys published by Watson Wyatt & Company (“Watson Wyatt”), an actuarial firm, and the Property Casualty Insurers Association of America (“PCI”), an insurance industry trade association, for calendar years 2005 and 2006. These survey sources provided salary information for various officer titles and functions that formed the basis for the development of the 2007 salary ranges for the executive officers, through comparison to companies which are similar to Employers Mutual in the type of business in which they are engaged and premium volume. While Watson Wyatt provided Employers Mutual with a list of participating companies, and then broke down its survey results by both type of business (e.g., property and casualty insurance) and premium volume, it did not identify which of the participating companies fell into the categories deemed by Employers Mutual’s management team to be most comparable to Employers Mutual’s operations. Similarly, while the PCI salary survey results utilized were based upon information provided by member companies of similar premium volume, and over 40% of PCI’s members in the relevant size categories participated in the survey, the identities of the actual participating member companies were not disclosed by PCI.
     From these two sources, management selected a best match for each executive officer’s job description. This matching process is subjective and attempts to take into consideration the duties and responsibilities associated with each job description. Due to the unique job responsibilities associated with some of Employers Mutual’s executive officer positions, the survey data selected for these positions reflects a blend of various positions contained in the surveys. Once the executive officer job description matches were completed, the survey data was used to establish the salary ranges. Unusually high (more than 45% above Employers Mutual’s mid-point) or low (more than 35% below Employers Mutual’s mid-point) values were excluded from this calculation.
     Average salary amounts from each survey for each relevant job description were calculated, and inflation factors of 7.0% for the 2005 data and 3.5% for the 2006 data were applied to those averages to establish inflation-adjusted averages based upon each survey. Those two averages were then averaged to develop an indicated 2007 salary range mid-point. The Employers Mutual Compensation Committee follows a long-standing policy that the established mid-point of a salary range for a given year will not be less than the mid-point utilized in the prior year, and the mid-point will not be allowed to increase more than a pre-established percentage each year (8.0% for 2007). Once the salary mid-points were established, a range of compensation for each executive officer was set with the maximum being 120% of the mid-point and the minimum being 80% of the mid-point. A recommended salary increase was then determined for each executive officer by considering the length of time the person had been in his or her position, the relative position of the person’s salary within his or her salary range, and individual performance.
     Both (i) the indicated 2007 salary mid-points (determined without regard to the minimum and maximum adjustments to which such mid-points were subject, as compared to 2006 salary mid-points) and (ii) the selected 2007 salary mid-points and ranges for the executive officers (which did take into account such minimum and maximum permissible adjustments) were submitted to the members of the Employers Mutual Compensation Committee and the Company’s Compensation Committee for their review on December 22, 2006. Management’s recommended salary increases for 2007 were presented to the members of the Employers Mutual Compensation Committee on January 30, 2007 and a formal presentation concerning the process and rationale for the recommended salary increases was made by management to the Employers Mutual Compensation Committee on January 31, 2007. Two members of the Company’s Compensation Committee also participated in this meeting, both to ensure a proper understanding of the process and to allow such members to report on a first-hand basis to the other member of the Company’s Compensation Committee concerning the deliberations of the Employers Mutual Compensation Committee.
     The Employers Mutual Compensation Committee reviewed and discussed the recommended salary increases, with and without management present, during its meeting on January 31, 2007. Based upon the competitive salary information provided, an analysis of the information on the tally sheets described above, each executive officer’s tenure and the placement of their 2006 base salary as compared to their respective approved salary range for 2007, the achievement of their performance objectives for the year, and EMC Insurance Companies’ outstanding financial results during 2006, the Employers Mutual Compensation Committee on that date approved the following base salary increases for 2007 for the Company’s NEOs: 7.34% for Mr. Kelley; 7.5% for Mr. Reese; 7.0% for Mr. Murray; 7.0% for Mr. Jean; and 5.5% for Mr. Davis.
     The base salary amounts approved by the Employers Mutual Compensation Committee were presented to the members of the Company’s Compensation Committee for their review on January 31, 2007 and a formal management presentation was made to the Company’s Compensation Committee on February 1, 2007. The Company’s Compensation Committee then reviewed and discussed the base salary amounts approved by the Employers Mutual Compensation Committee, with and without management present, and subsequently approved them. The approved salary amounts were submitted to and approved by the Board of Directors of Employers Mutual on March 14, 2007, with retroactive application to January 1, 2007. To enhance future compensation decisions, the two compensation committees have encouraged the consideration of alternate information sources, if available, in order to better identify or select an appropriate peer group of companies as part of the benchmarking process.
     Cash Bonus Program. At its January 31, 2007 meeting, the Employers Mutual Compensation Committee, after reviewing the results of the cash bonus program for the previous year, approved the maximum payout level for vice presidents for the 2007 cash bonus program at 75% of base salary. This action was approved by the Company’s Compensation Committee on February 1, 2007.
     The Employers Mutual Compensation Committee also approved the performance targets to be utilized in determining potential awards under the 2007 cash bonus program at its January 31, 2007 meeting. These targets, which were approved by the Company’s Compensation Committee at its February 1, 2007 meeting, were as follows:
*	Net written premium growth target – 2.0%.

*	Target combined trade ratio – 100.0%.

*	Maximum combined trade ratio – 106.0%.
     Although the 2007 corporate objective for the statutory combined trade ratio was 101.0% or less, a statutory combined trade ratio of 100.0% or less was indicated by management as the target necessary to achieve a return on statutory equity of at least 12.5%, which has been the indicated target for the last several years. The net written premium target of at least 2.0% growth for 2007 was considered a stretch goal, given the softening market conditions predicted for the year. By comparison, the target for 2006 had been at least 1.0% net written premium growth, but net written premiums had actually declined by 1.8% in 2006.
     In reaching their decision about performance targets, the two compensation committees reviewed a hypothetical cash bonus calculation based upon 2007 targets and certain estimates (such as anticipated growth of policyholders’ surplus). Using such target and estimated numbers in the cash bonus program formula resulted in a projected cash bonus of 42.6% of salary for vice presidents, which the compensation committees felt was in line with the cash bonuses paid by the peer group of companies participating in the Watson Wyatt and PCI insurance industry compensation surveys, as described above.
     For calendar year 2007, EMC Insurance Companies reported an increase in net written premiums of 1.7%, a 14.3% increase in policyholders’ surplus and a combined trade ratio of 97.4%. The application of these results to the 2007 cash bonus program resulted in the achievement of cash bonus awards totaling 64.4% of salary for vice presidents who had held the title for at least five years or who were members of Employers Mutual’s Policy Committee. As a result, a total of $1,478,576 in cash bonuses was earned by the Company’s NEOs. The Employers Mutual Compensation Committee approved payment of the entire cash bonus in a single installment during its January 2008 meeting, due to the fact that the final industry combined trade ratio could not reduce the cash bonus calculation, and it was deemed highly unlikely that such ratio would differ from the preliminary estimate by an amount large enough to increase the cash bonus calculation and payout. The cash bonus payments were made on January 31, 2008. The Company’s Compensation Committee, at its January 2008 meeting, concurred with the Employers Mutual Compensation Committee’s action.
     Stock Options. Standard stock option grants for 2007 were approved by the Employers Mutual Compensation Committee on January 31, 2007 and the Company’s Compensation Committee on February 1, 2007. Consistent with recent practices, the stock option awards were made at least three business days after the February 22, 2007 public release of the Company’s calendar year 2006 earnings. Pursuant to the terms of Employers Mutual’s incentive stock option plan, the exercise price of the stock options was equal to the fair market value of the Company’s Common Stock on the March 9, 2007 date of grant (with fair market value being equal to the average of the high and low trading prices on that date, which was $25.455). This exercise price was subsequently ratified by the full boards of directors of the Company and Employers Mutual at meetings held March 12, 2007 and March 14, 2007, respectively. Messrs. Davis and Reese received a standard grant of 3,000 stock options each.
     Because the 2007 Plan had not yet been adopted at the time the two compensation committees met in late January and early February 2007, the two compensation committees were limited to awards which qualified as “incentive stock options” under Section 422 of the Code. To comply with the requirements of Section 422, the incentive stock option plan contains certain restrictions, including a restriction that the aggregate fair market value of the Company’s Common Stock with respect to which stock options are exercisable for the first time by an option holder may not exceed $100,000 during any calendar year (the “$100,000 Limitation”). This restriction, in effect, places a limitation on the number of stock options that can be granted to a participant during any given year. Because of the $100,000 Limitation, together with the fact that special equity-based incentive arrangements had been made with Mr. Murray in 2006 in recognition of his anticipated retirement within the next five years, which were described in detail in last year’s proxy, neither standard nor discretionary incentive stock options were granted to Messrs. Kelley, Murray or Jean in 2007.
     The approval of the 2007 Plan by the Company’s stockholders in May 2007 provided Employers Mutual and the Company with the ability to grant other types of stock-based awards (both qualified and non-qualified) to their senior officers and other key employees. The 2007 Plan is intended (i) to provide additional long-term incentives to such executives for the achievement of superior performance, thus enhancing policyholder and stockholder value, and (ii) to encourage stock ownership by such individuals, thus better aligning their economic interests with those of Employers Mutual’s policyholders and the

Company’s stockholders. The availability of the 2007 Plan will permit the two compensation committees, in future years, to address their inability (because of the $100,000 Limitation) to award additional qualified incentive stock options to Messrs. Kelley and Jean at the time that aggregate compensation levels for 2007 were established. Rather than increasing other components of the compensation packages for Messrs. Kelley and Jean in 2007, it was decided to defer any action until 2008, when some “catch up” incentive equity awards could be granted under the new 2007 Plan.
     None of the NEOs or other executives are parties to employment agreements. Thus, they are not entitled to contractual payments or benefits upon the occurrence of specified events such as termination of employment (with or without cause) or a change of control, except pursuant to the terms of corporate programs such as the incentive stock option plan, which are applicable to all eligible employees of Employers Mutual. Thus, the immediate vesting of incentive stock options which would occur under a change of control scenario would also take place for all other employees (roughly 110 in number, or about 6% of Employers Mutual’s workforce) who have outstanding, but unvested, options. Similarly, all employees who have outstanding, but unvested, incentive stock options would see those options vest immediately upon a termination of employment due to death, disability or retirement.
     Following the in-depth study of internal pay equity conducted by the Hay Group in 2006, the compensation committees were comfortable that the compensation amounts approved in 2007 for each executive officer (including the Company’s NEOs) both (i) reflected each individual’s respective responsibilities and contributions to the financial success of EMC Insurance Companies, and (ii) provided appropriate incentives to achieve or exceed EMC Insurance Companies’ business and financial objectives.
     Based upon the compensation survey information obtained from comparable companies and described elsewhere herein, together with the input received from the Hay Group, it was ultimately decided by the Company’s Compensation Committee that the aggregate compensation amounts derived from the three compensation components approved for the Company’s NEOs and other executive officers for 2007, both at projected and maximum potential levels, as well as the mix of compensation components, were appropriate for promoting the interests of the Company’s stockholders.

Summary Compensation Table
     The amounts reported in the Summary Compensation Table reflect the total amount of compensation received by the Company’s NEOs during 2007 and 2006. The aggregate participation of the Company’s property and casualty insurance subsidiaries in the Pooling Agreement during 2007 and 2006 was 30% and this percentage represents the approximate portion of the total compensation amounts described below which were allocated to the Company during these years.

						Change In
						Pension Value
						and Non-
						qualified
					Non-Equity	Deferred	All
				Option	Incentive Plan	Compensation	Other
			Bonus	Awards	Compensation	Earnings	Compensation
Name and		Salary	($)	($)	($)	($)	($)	Total
Principal Position	Yr	($)	(1)	(2)	(3)	(4)	(5)(6)	($)
Bruce G. Kelley	2007	653,955	—	18,339	549,467	135,444	68,790	1,425,995
President & CEO	2006	611,580	—	20,740	596,291	113,118	664,647	2,006,376
Mark E. Reese	2007	206,194	154	14,185	146,548	30,220	27,620	424,921
Sr. Vice President &	2006	192,540	163	11,433	158,846	27,205	26,785	416,972
CFO
William A. Murray	2007	387,167	168	(330,382)	300,431	308,434	61,363	727,181
Executive Vice	2006	363,228	163	678,218	326,905	167,820	145,848	1,682,182
President & COO
Ronald W. Jean	2007	379,936	168	13,643	294,819	398,556	55,038	1,142,160
Executive Vice	2006	356,436	163	19,556	320,792	181,571	167,355	1,045,873
President for Corporate Development
Raymond W. Davis	2007	263,551	168	10,413	187,311	176,817	35,165	673,425
Senior Vice	2006	250,764	163	10,906	206,880	162,317	31,095	662,125
President & Treasurer

(1)	Each executive officer other than Mr. Kelley received a holiday cash bonus.

(2)	These amounts represent the compensation expense recognized in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised) (SFAS 123R) for option awards held by the NEOs. For a detailed listing of the compensation expense associated with each option grant and a discussion of the factors used to calculate the compensation amounts, see the heading entitled “Narrative Disclosures to Summary Compensation Table and Grants of Plan-Based Awards Table” in this Proxy Statement. See Note 12 of the Notes to Consolidated Financial Statements contained in the Company’s 2007 Annual Report to Stockholders for the assumptions used to estimate the fair value of option awards.

(3)	These amounts represent the cash bonuses earned under the Employers Mutual Senior Executive Compensation Cash Bonus Program. The 2007 and 2006 cash bonus amounts were paid, or deferred at the election of the NEO, on January 31, 2008 and February 2, 2007, respectively.

(4)	These amounts represent the aggregate increase in the actuarial present value of accumulated benefits under Employers Mutual’s qualified pension plan and non-qualified supplemental retirement plan. There were no above-market or preferential earnings on any deferred compensation amounts.

(5)	The following table identifies and quantifies each item of compensation included in the All Other Compensation column for 2007:

						Company	Pro-
	Employer		Aggregate Incremental			Paid	fessional
	Contributions To		Cost Of Benefits			Supple-	Tax
		Non-		Club		mental	Planning
		Qualified		Member-		Disability	and
	401(k)	Excess	Company	ship	Spousal	Insurance	Prep-
	Plan	Plan	Auto	Fees	Travel	Premiums	aration	Total
Name	($) (a)	($) (a)	($) (b)	($) (b)	($) (b)	($)	($)	($)
Bruce G. Kelley	6,750	32,698	9,740	5,920	3,873	5,714	4,095	68,790
Mark E. Reese	6,750	17,637	—	—	—	2,783	450	27,620
William A. Murray	6,750	34,380	2,192	5,003	4,596	7,942	500	61,363
Ronald W. Jean	6,750	33,738	4,488	—	2,905	7,157	—	55,038
Raymond W. Davis	6,750	22,544	—	—	722	4,549	600	35,165

(a)	These amounts represent matching contributions made by Employers Mutual under its 401(k) plan and non-qualified excess plan.

(b)	These amounts represent the aggregate incremental cost Employers Mutual incurred to provide the listed benefits, which were calculated as follows:

Company-Owned Auto – Total business miles driven in 2007 were multiplied by the IRS reimbursable rate for personal auto usage (48.5 cents per mile in 2007) and this amount was subtracted from the costs incurred to own and operate the company-owned auto during 2007. The depreciation amount used in this calculation was based on the actual purchase price of the auto, with an estimated useful life of four or five years.

Club Membership Fees – The total amount paid for country club and dinner club membership fees was reported as the aggregate incremental cost because the memberships are not used exclusively for business entertainment purposes.

Spousal Travel – These amounts reflect additional transportation costs, program fees and meal expenses incurred by Employers Mutual when the NEO’s spouse accompanied him on business trips.

(6)	The amounts for 2006 include payments made to three of the NEOs in connection with the surrender of certain stock options and shares of stock issued in excess of a limitation contained in Employers Mutual’s incentive stock option plan. These three NEOs received the following amounts: Mr. Kelley received $72,072 for the surrender of excess options granted in prior years, $313,846 for excess option shares surrendered, $26,216 for the reimbursement of alternative minimum tax (AMT) paid and $156,104 as an income tax “gross-up”; Mr. Murray received $63,556 for the surrender of excess option shares granted in prior years and $22,260 as an income tax “gross-up”; and Mr. Jean received $43,800 as a substitute for a 2006 stock option grant he did not receive, $39,026 for the surrender of excess options granted in prior years and $29,011 as an income tax “gross-up”.

Grants of Plan-Based Awards

						All Other
						Option
						Awards:
						Number
			Estimated Future Payouts Under			of	Exercise	Grant
			Non-Equity Incentive Plan			Securities	or Base	Date
			Awards			Under-	Price of	Fair
		Compensation	Thresh-			lying	Option	Value of
		Committee	old	Target	Maximum	Options	Awards	Option
	Grant	Approval	($)	($)	($)	(#)	($/Sh)	Awards
Name	Date	Date	(1)	(1)	(1)	(2)	(3)	($)
Bruce G. Kelley	—	—	0	479,041	640,060	—	—	—
	—	—	—	—	—	—	—	—

Mark E. Reese	—	—	0	127,742	170,765	—	—	—
	3/9/07	2/1/07	—	—	—	3,000	25.455	18,330

William A. Murray	—	—	0	262,070	349,790	—	—	—
	—	—	—	—	—	—	—	—

Ronald W. Jean	—	—	0	257,174	343,256	—	—	—
	—	—	—	—	—	—	—	—

Raymond W. Davis	—	—	0	164,301	218,265	—	—	—
	3/9/07	2/1/07	—	—	—	3,000	25.455	4,260

(1)	These amounts represent potential cash bonus awards available under Employers Mutual’s Senior Executive Compensation Cash Bonus Program for 2007. The target amounts represent the amount of cash bonus that would be earned by each NEO if the performance targets for the two performance objectives that have targets (production increase and combined trade ratio) were reached. The third performance objective contained in the cash bonus program, which measures the percentage change in statutory surplus for the year, does not have a performance target. Accordingly, the calculation of the 2007 target amount for this component of the cash bonus program reflects the amount of cash bonus generated by this objective in 2006.

(2)	Messrs. Reese and Davis were each awarded a standard stock option grant under Employers Mutual’s incentive stock option plan.

(3)	Under the terms of Employers Mutual’s incentive stock option plan, the exercise price for option awards is based on the average of the high and low trading prices of the Company’s Common Stock on the date of grant, rather than the closing price (which was $25.42).

Narrative Disclosures to Summary Compensation Table and Grants of Plan-Based Awards Table
     Incentive Stock Options. Employers Mutual’s executive officers are eligible for incentive stock option awards that are intended to provide for long-term incentive opportunities. Employers Mutual’s incentive stock option plan provides that all stock options must be granted at prices equal to the fair market value of the Company’s Common Stock on the date of grant, with fair market value determined as the average of the high and low trading prices of the Common Stock on the date of grant. Stock options generally have a term of ten years and vest at a rate of 20% per year, commencing on the first anniversary of the option award; however, all unvested option awards automatically vest upon a participant’s retirement.
     Prior to the actual issuance of the 2006 stock option grants authorized for Messrs. Kelley, Jean and Murray, it was determined that there had been an oversight in the record-keeping for the incentive stock option plan which precluded a substantial portion of the authorized stock options from being awarded. Consequently, these three NEOs did not receive the stock option grants that were initially authorized for them as part of their 2006 compensation arrangements. In addition, the three NEOs surrendered certain stock options that had been granted to them in prior years in excess of a limitation contained in the incentive stock option plan.
     Effective January 1, 2006, the Company adopted SFAS 123R using the modified prospective method, which requires compensation expense to be recorded for all share-based payments made to employees after the date of adoption, as well as for existing share-based payments for which the requisite service has not been rendered. The amounts reported in the Option Awards column of the Summary Compensation Table reflect the amount of compensation expense recognized in 2007 and 2006 for:
•	The Stock Appreciation Rights (SAR) Agreement entered into with Mr. Murray in 2006,

•	Option awards granted to the NEOs under Employers Mutual’s incentive stock option plan in 2007 and 2006, and

•	Option awards vesting in 2007 and 2006 that were granted to the NEOs under Employers Mutual’s incentive stock option plan in years 2001-2006.
     Following is a brief discussion of each compensation expense component:
     SAR Agreement. On October 19, 2006, Employers Mutual entered into a SAR agreement with Mr. Murray. This SAR agreement is a substitute for an incentive stock option grant Mr. Murray was initially authorized to receive as part of his 2006 compensation arrangement, but was not issued to him due to certain limitations contained in Employers Mutual’s incentive stock option plan. Because the SAR agreement will be settled in cash, it is considered to be a liability-classified award under SFAS 123R. As a result, the value of this agreement must be re-measured at fair value at each financial statement reporting date. The fair value of this agreement at December 31, 2007 and 2006 was $318,825 and $662,850, respectively. Subsequent changes in the fair value of this agreement will be reflected as compensation income to Mr. Murray until the agreement is ultimately settled in 2016. The full value of this agreement was expensed in 2006 because Mr. Murray was eligible for retirement and is entitled to keep the award at retirement. As a result, the award does not have any subsequent service requirements. The compensation expense reported in the Summary Compensation Table related to this award was ($344,025) and $662,850 at December 31, 2007 and 2006, respectively.
     2007 and 2006 Incentive Stock Option Awards. For Employers Mutual’s incentive stock option plan, the requisite service period is the vesting period of the option awards, which is generally five years. However, since all option awards automatically vest upon an individual’s retirement, option awards are being expensed over the lesser of five years or the number of years until each participant reaches the eligible retirement age of 55. If a participant is age 55 or greater, the entire value of the award is expensed in the year of grant. The grant-date fair value of the 2007 and 2006 option awards was calculated by grouping participants receiving awards according to age and establishing separate assumptions for each group. This methodology results in a lower grant-date fair value being assigned to option awards granted to participants that are at, or near, the eligible retirement age of 55. The 2007 and 2006 option awards granted to Mr. Davis were fully expensed in the year of grant since he was eligible for retirement.
     2001 – 2005 Incentive Stock Option Awards. The grant-date fair values of option awards granted in years 2001-2005 are based on the fair value estimate and expense recognition method previously used under SFAS 123 (pro forma disclosure). Under SFAS 123, the grant-date fair value of option awards was calculated using one set of assumptions for all participants, and all option awards were expensed over five years regardless of the participants’ ages.
Share-Based Compensation Recognized in 2007
     Compensation expense recognized in 2007 for the NEOs in connection with the SAR agreement and incentive stock option awards is as follows:

	SARs ($)	Incentive Stock Options ($)
	2006	2007	2006	2005	2004	2003	2002	Total
Name	Grant	Grant	Grant	Grant	Grant	Grant	Grant	($)
Bruce G. Kelley	—	—	—	9,862	5,328	2,930	219	18,339
Mark E. Reese	—	3,055	3,504	5,484	888	1,172	82	14,185
William A. Murray	(344,025)	—	—	5,726	4,440	2,930	547	(330,382)
Ronald W. Jean	—	—	—	5,726	4,440	2,930	547	13,643
Raymond W. Davis	—	4,260	—	4,570	888	586	109	10,413

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
		No. of Securities
	No. of Securities	Underlying
	Underlying	Unexercised
	Unexercised	Options
	Options	(#)	Option Exercise
	(#)	Unexercisable	Price	Option Expiration
Name	Exercisable	(1)	($)	Date
Bruce G. Kelley	10,000	—	9.2500	8/1/2010
	4,000	—	18.3000	2/1/2012
	4,000	1,000	16.8750	2/7/2013
	3,600	2,400	22.2800	2/6/2014
	4,316	10,114	19.3500	3/1/2015
Mark E. Reese	2,000	—	12.6875	2/1/2009
	2,000	—	9.2500	8/1/2010
	1,500	—	18.3000	2/1/2012
	1,600	400	16.8750	2/7/2013
	600	400	22.2800	2/6/2014
	2,400	3,600	19.3500	3/1/2015
	600	2,400	24.6000	3/1/2016
	—	3,000	25.4550	3/9/2017
William A. Murray	4,913	—	9.2500	8/1/2010
	8,200	—	11.3750	2/1/2011
	10,000	—	18.3000	2/1/2012
	3,240	1,000	16.8750	2/7/2013
	2,000	2,000	22.2800	2/6/2014
	1,542	9,000	19.3500	3/1/2015
	7,500	30,000	24.6000	12/31/2016
Ronald W. Jean	1,000	—	12.6875	2/1/2009
	8,579	—	9.2500	8/1/2010
	10,000	—	18.3000	2/1/2012
	4,000	1,000	16.8750	2/7/2013
	2,635	2,000	22.2800	2/6/2014
	2,506	9,000	19.3500	3/1/2015
Raymond W. Davis	2,000	—	18.3000	2/1/2012
	800	200	16.8750	2/7/2013
	600	400	22.2800	2/6/2014
	2,000	3,000	19.3500	3/1/2015
	600	2,400	24.6000	3/1/2016
	—	3,000	25.4550	3/9/2017

(1)	Stock options generally have a term of ten years and vest at a rate of 20% per year, commencing on the first anniversary of the option award. The 37,500 stock appreciation units granted to Mr. Murray in 2006 vest at the rate of 20% per year beginning March 9, 2007. All unvested stock options and stock appreciation units automatically vest upon retirement of the NEO.

Option Exercises

Option Awards
No. of Shares
	Acquired on	Value Realized on
	Exercise	Exercise
Name	(#)	($)
Bruce G. Kelley	—	—
Mark E. Reese	—	—
William A. Murray	—	—
Ronald W. Jean	1,000	11,138
Raymond W. Davis	1,000	11,033
Pension Benefits

		Number of
		Years	Present
		Credited	Value of
		Service	Accumulated
		(#)	Benefit
Name	Plan Name	(1)	($)
Bruce G. Kelley	Pension Plan	22	564,750
	Supplemental Retirement Plan	22	779,748
Mark E. Reese	Pension Plan	22	285,355
	Supplemental Retirement Plan	22	14,697
William A. Murray	Pension Plan	21	733,323
	Supplemental Retirement Plan	21	724,180
Ronald W. Jean	Pension Plan	28	801,363
	Supplemental Retirement Plan	28	858,777
Raymond W. Davis	Pension Plan	28	1,011,309
	Supplemental Retirement Plan	28	351,045

(1)	The number of years of credited service for Messrs. Kelley and Reese is not relevant in the calculation of their pension benefits because their benefits are determined under the cash balance formula of the pension plan.
     Employers Mutual sponsors a tax-qualified defined benefit plan covering all eligible employees of Employers Mutual (the “Pension Plan”). Employers Mutual also sponsors a non-qualified defined benefit supplemental retirement plan (the “SRP”) covering certain of its management and highly compensated employees, which group includes the Company’s NEOs. The SRP provides a benefit to eligible employees whenever 100% of their pension benefit under the Pension Plan is not permitted to be funded or paid through the Pension Plan because of limits imposed by the Code (limit on compensation that can be taken into account and limit on benefits that can be paid) and/or because of elective deferrals of covered compensation under any non-qualified deferred compensation plan.

     Both plans contain a traditional defined benefit formula pension benefit (traditional formula) for certain eligible employees, and a cash balance formula for all other eligible employees. Employees employed prior to January 1, 1988 and who were 50 years old, or older, on January 1, 2000, have their benefits determined under the Pension Plan and SRP using the traditional formula, based on a combination of average pay and years of service. Employees who do not meet this criteria have their pension benefit determined under the cash balance formula in the Pension Plan and SRP. For long-term employees, the traditional formula may produce a significantly larger pension benefit than the cash balance formula. This is especially true for executive officers when large cash bonuses are earned in their later years of employment, when base salary and credited years of service are at their highest levels. Messrs. Murray, Jean and Davis have their Pension Plan and SRP benefits determined using the traditional formula. Messrs. Kelley and Reese have their Pension Plan and SRP benefits determined using the cash balance formula.
     Normal retirement age for participants under the Pension Plan’s traditional formula is age 65. Early retirement can be elected by a participant who has reached age 55. The benefit paid on early retirement is a percentage of the benefit that would be payable upon normal retirement and ranges from 52% at age 55 to 92% at age 64. All of the NEOs under the Pension Plan’s traditional formula are currently eligible for early retirement at the following benefit levels: Mr. Murray at 75% of his normal retirement benefit, Mr. Jean at 62% of his normal retirement benefit, and Mr. Davis at 80% of his normal retirement benefit. There are no early or normal retirement ages for participants under the cash balance formula of the Pension Plan. Upon completion of five years of service (three years of service effective January 1, 2008) or upon the attainment of age 55, a participant’s pension benefit becomes vested and the participant is entitled to receive the current value of their pension account upon termination of employment for any reason, including retirement.
     The normal form of benefit under the Pension Plan’s traditional formula is a single life annuity with payment guaranteed for ten years. Various other types of annuities, as well as a lump sum payment, are also available. The accrued benefit under the SRP’s traditional formula is calculated as a single life annuity (with ten years certain) and is converted to an actuarially equivalent lump sum, which is then paid to the employee over a period of one to ten years, depending on the amount of the benefit. The normal form of benefit under the Pension Plan’s and SRP’s cash balance formula is a lump sum payment, but an annuity is also available. All alternative payment options are the actuarial equivalent of the normal form of benefit.
     Generally, compensation utilized for pension formula purposes includes base salary and cash bonuses earned.
     The actuarial valuation method used to determine the present value of accumulated pension benefits is the unit cost method, which is the same method used to calculate the Company’s accumulated benefit obligation under SFAS 87. Inherent in the actuarial valuation of pension benefits are several key assumptions, including the discount rate and the expected long-term rate of return on plan assets. For a discussion of the key assumptions utilized by the Company to value pension benefits, see the heading entitled “Critical Accounting Policies” contained in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s 2007 Annual Report to Stockholders.

Non-Qualified Deferred Compensation Table

		Registrant
	Executive	Contributions	Aggregate	Aggregate
	Contributions	in Last FY	Earnings in	Balance at
	in Last FY	($)	Last FY	Last FY
Name	($)	(1)	($)	($)
Bruce G. Kelley	32,698	32,698	35,065	605,179
Mark E. Reese	27,946	17,637	15,571	309,859
William A. Murray	143,868	34,380	59,131	833,639
Ronald W. Jean	33,738	33,738	20,998	392,105
Raymond W. Davis	48,899	22,544	42,160	680,867

(1)	These amounts are included as compensation income in the Summary Compensation Table under the “All Other Compensation” column.
Non-Qualified Deferred Compensation
     Employers Mutual also maintains the BENEP, which allows all executive officers at the level of vice president and above, and all other employees whose base salary is equal to or greater than the Code definition of a highly compensated employee (for 2007 – $100,000) to defer up to 75% of their eligible compensation under the BENEP. Employees who are eligible for the BENEP may also defer some, or all, of their cash bonus awards, if any, under this plan. Employers Mutual matches 100% of the first 5% of covered compensation deferred under the BENEP for vice presidents and above, including all of the Company’s NEOs.
     Effective November 1, 1985, Employers Mutual established the Deferred Bonus Compensation Plan (the “DEFINC Plan”) that allowed executive officers to defer some or all of their cash bonus program awards. Effective July 1, 2001, that plan was frozen and Employers Mutual established the Option It! Deferred Bonus Compensation Plan (the “Option It! Plan”). Participants in the DEFINC Plan could either leave the assets in that frozen plan or transfer the assets into the Option It! Plan. The DEFINC Plan continues to operate pursuant to the terms in existence on July 1, 2001. Participants in that plan are credited with interest compounded annually based on the effective yield of the ten-year U.S. Treasury note at the time of deferral. Mr. Murray has deferred compensation in the DEFINC Plan, at interest rates ranging from 4.12% to 5.98%.
     The Option It! Plan continued to allow executive officers to defer some or all of their cash bonus awards until January 1, 2005, when that plan was amended to comply with the requirements of Section 409A of the Code. Due to changes in the applicable law, it became necessary to freeze the Option It! Plan, thus prohibiting any new contributions to that plan. The changes in the applicable law also limited the investment options of the participants in such plans; so, on June 30, 2007, the Option It! Plan was terminated. Employers Mutual created a new deferred compensation plan effective July 1, 2007, known as the Board and Executive Non-qualified Excess Plan II (the “BENEP II Plan”). Participants in the Option It! Plan were permitted to take cash settlements from the Option It! Plan or roll the deferred compensation into the new BENEP II Plan. The BENEP II Plan is frozen to new deposits, but allows participants greater investment options compared to the Option It! Plan. Messrs. Murray and Reese have deferred compensation in the BENEP II Plan.

COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed the disclosures contained in the Compensation Discussion and Analysis and discussed such disclosures with management of the Company. Based on its review and discussions with management, the Compensation Committee has recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Proxy Statement and in the Annual Report on Form 10-K to be filed by the Company with the Securities and Exchange Commission.
          The undersigned members of the Compensation Committee have submitted this report.
Compensation Committee
George C. Carpenter III, Chair
Margaret A. Ball
Raymond A. Michel
Compensation Committee Interlocks and Insider Participation
     The non-employee directors who serve as members of the Compensation Committee are identified above. Margaret A. Ball is the only member of the Compensation Committee who is a former employee of Employers Mutual and a former officer of the Company and the Company’s subsidiaries, but she has been determined to be independent under NASDAQ Stock Market and Securities and Exchange Commission listing rules. Ms. Ball, however, was not appointed to the Compensation Committee until late in calendar year 2007 and, therefore, was not involved in any of the compensation decisions made by the Compensation Committee during 2007. No other member is a former or current officer or employee of the Company or any of the Company’s subsidiaries. To the Company’s knowledge, there were no other relationships involving members of the Compensation Committee requiring disclosure in this section of the Proxy Statement pursuant to applicable SEC regulations. No executive officer of the Company has served on the board of directors or compensation committee of any company that has, or has had, one or more of its executive officers serving as a director of the Company.
DIRECTOR COMPENSATION TABLE

		All Other
	Fees Earned or	Compensation
	Paid in Cash	($)	Total
Name	($)	(1)	($)
Margaret A. Ball	41,700	—	41,700
George C. Carpenter III	37,000	—	37,000
David J. Fisher	51,700	2,994	54,694
Robert L. Howe (2)	14,500	—	14,500
George W. Kochheiser (3)	25,200	—	25,200
Raymond A. Michel	40,500	2,985	43,485
Fredrick A. Schiek (3)	2,400	2,997	5,397
Joanne L. Stockdale (3)	37,200	—	37,200
Gretchen H. Tegeler (2)	14,500	—	14,500

(1)	Non-employee directors of the Company are eligible to participate in Employers Mutual’s Non-Employee Director Stock Option Plan. Under this plan, directors are granted an option to purchase the Company’s Common Stock in an amount up to 100% of their annual retainer, at an option price equal to 75% of the fair market value of the Common Stock on the option exercise date. The amounts reported for Messrs. Fisher, Michel and Schiek reflect the discount they received on the purchase of 470 shares, 450 shares and 430 shares, respectively, of the Company’s Common Stock under this plan.

(2)	The Board of Directors appointed Ms. Tegeler and Mr. Howe to the Board on August 29, 2007 and November 2, 2007, respectively. Ms. Tegeler and Mr. Howe were each paid $10,000 (one-half of the annual retainer) since they did not serve on the Board the entire year.

(3)	Messrs. Schiek and Kochheiser and Ms. Stockdale retired from the Board of Directors on May 24, 2007, August 29, 2007 and October 22, 2007, respectively.
     In 2007, each member of the Company’s Board of Directors who was not an officer or employee of the Company was paid $1,500, plus expenses, for each board meeting, committee meeting or continuing education seminar attended, plus a $20,000 annual retainer. In addition, the chair of the Audit Committee was paid an $8,000 annual fee, the chair of the Board of Directors was paid a $4,000 annual fee, and the chairs of all other board committees were paid a $4,000 annual fee. Non-employee directors are also eligible to participate in the BENEP.
AUDIT COMMITTEE REPORT
     As reported earlier, the Audit Committee of the Board of Directors is composed of three members. All members of the Audit Committee are independent under NASDAQ Corporate Governance Rules and Securities and Exchange Commission Rules. The Audit Committee’s responsibilities are described in a written charter. A copy of the Audit Committee’s written charter may be viewed on the Company’s website at www.EMCInsurance.com.
     Management is responsible for the internal controls and financial reporting processes of the Company. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report to the Company’s stockholders and Board of Directors on the results of this audit. The independent registered public accounting firm is also responsible for performing an independent audit of the effectiveness of the Company’s internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board and issuing a report to the Company’s stockholders and Board of Directors on the results of this audit. The Audit Committee’s responsibility is to monitor and oversee these processes.
     At each of its seven meetings during calendar year 2007, the Audit Committee met and held discussions with management and Ernst & Young LLP (“Ernst & Young”), the independent registered public accounting firm for the Company. Two of these meetings included sessions at which management was not present. The Audit Committee discussed with Ernst & Young the results of its examination of the consolidated financial statements and its assessment of the effectiveness of the Company’s internal control over financial reporting.
     During 2007, management documented, tested and evaluated the Company’s internal control over financial reporting pursuant to the requirements of the Sarbanes-Oxley Act of 2002. The Audit Committee was kept apprised of the Company’s progress by management and Ernst & Young at each regularly scheduled Audit Committee meeting. Management has provided the Audit Committee with a report of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed management’s and Ernst & Young’s evaluation of the Company’s internal control over financial reporting to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. The Audit Committee also reviewed and discussed the consolidated financial statements with management and Ernst & Young. In addition, the Audit Committee discussed with Ernst & Young matters related to the financial reporting process required to be discussed by Statement on Auditing Standards No. 114 (Communication with Audit Committees) issued by and as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.
     Ernst & Young provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee reviewed with Ernst & Young that firm’s independence. The Audit Committee determined that the non-audit services provided by Ernst & Young during the 2007 calendar year are compatible with maintaining its independence.
     Based on the Audit Committee’s discussions with management and Ernst & Young, the Audit Committee’s review of the representations of management, and the reports of Ernst & Young to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission for the year ended December 31, 2007. The Audit Committee also has recommended that the stockholders ratify the Audit Committee’s selection of Ernst & Young as the Company’s independent registered public accounting firm for calendar year 2008.
Audit Committee
David J. Fisher, Chair
Robert L. Howe
Gretchen H. Tegeler

Equity Compensation Plan Information
     The following table provides certain information related to compensation plans under which the Company’s equity securities are authorized for issuance to employees of Employers Mutual and non-employee directors of Employers Mutual and its subsidiaries and affiliate, and the Company, as of December 31, 2007.

			Number of
			securities remaining
			available for future
			issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	price of outstanding	plans (excluding
	of outstanding options,	options, warrants	securities reflected
	warrants and rights	and rights	in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	815,268	$20.35	3,008,510
Equity compensation plans not approved by security holders (2)	—	—	181,668

Total	815,268	$20.35	3,190,178

(1)	Includes Employers Mutual’s 2007 Stock Incentive Plan, 2003 Incentive Stock Option Plan, 1993 Incentive Stock Option Plan and 1993 Employee Stock Purchase Plan.

(2)	Includes Employers Mutual’s 2003 Non-Employee Director Stock Option Plan.
     For a description of each plan, see note 12 of Notes to Consolidated Financial Statements under Item 8 of Form 10-K.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS
     The following information is furnished as to the Common Stock of the Company owned beneficially as of April 3, 2008, by each of the Company’s directors, director nominees and NEOs individually, and the directors and executive officers of the Company as a group. The information concerning beneficial ownership has been furnished by the persons listed below or was determined by the Company from reports filed by such persons with the Securities and Exchange Commission regarding such ownership.

	Amount and Nature
	of Beneficial		Percent
Name	Ownership (1)		of Class
Margaret A. Ball	2,005		*
George C. Carpenter III	5,490		*
Raymond W. Davis	23,022	(2)	*
David J. Fisher	2,553	(3)	*
Robert L. Howe	528		*
Ronald W. Jean	48,352	(4)	*
Bruce G. Kelley	150,862	(5)	1.1%
Raymond A. Michel	5,450		*
William A. Murray	45,982	(6)	*
Mark E. Reese	17,706	(7)	*
Gretchen H. Tegeler	528		*

All Directors and Executive Officers as a Group (18 persons, including those listed above)	439,691		3.2%

*	Less than one percent

(1)	All named holders of the Common Stock listed in this table have sole voting and investment power with respect to the shares held, except as stated otherwise below.

(2)	Raymond W. Davis directly owns 14,422 shares of Common Stock and has presently exercisable options to purchase 8,600 shares, which shares are included in the table.

(3)	David J. Fisher directly owns 340 shares of Common Stock and 2,213 shares indirectly. The 2,213 shares indirectly owned are owned by his spouse, which shares are included in the table.

(4)	Ronald W. Jean directly owns 14,632 shares of Common Stock and has presently exercisable options to purchase 33,720 shares, which shares are included in the table.

(5)	Bruce G. Kelley owns 93,634 shares of Common Stock directly and 26,198 shares indirectly. Of the 26,198 shares indirectly owned, 1,500 are owned by his spouse and 24,698 are owned by his children. In addition, he owns presently exercisable options to purchase 31,030 shares, which shares are included in the table.

(6)	William A. Murray indirectly owns 11,087 shares of Common Stock which are owned by his spouse. In addition, he owns presently exercisable options to purchase 34,895 shares, which shares are included in the table.

(7)	Mark E. Reese directly owns 4,006 shares of Common Stock and has presently exercisable options to purchase 13,700 shares, which shares are included in the table.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The following table sets forth certain information regarding those entities known to the Company to own beneficially more than five (5) percent of the Company’s Common Stock:

		Amount and
		Nature
		of Beneficial	Percent
Title of Class	Name and Address of Beneficial Owner	Ownership	of Class
Common	Employers Mutual Casualty Company	7,847,852 (1)	57.2%
	717 Mulberry Street
	Des Moines, Iowa 50309

Common	Dimensional Fund Advisors LP	1,226,872 (2)	8.9%
	1299 Ocean Avenue
	Santa Monica, California 90401

(1)	On April 3, 2008, Employers Mutual owned 57.2% of the outstanding Common Stock of the Company. Employers Mutual intends to retain ownership of a majority of the Company’s Common Stock in the foreseeable future. This majority stock ownership will give Employers Mutual the right to determine whether or not all of the proposals presented at the Annual Meeting are carried and will enable it to control the election of the Board of Directors of the Company. The Company’s operations are integrated with the operations of Employers Mutual and are largely dependent upon a continuing relationship with Employers Mutual. The Company does not anticipate any disruptions in this relationship.

(2)	The information shown is based upon a Schedule 13G, dated February 6, 2008, filed with the Securities and Exchange Commission by Dimensional Fund Advisors LP, a registered investment advisor. Dimensional Fund Advisors LP reported sole voting power and sole disposition power with respect to all of the shares.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS
     The operations of the Company are highly integrated with those of Employers Mutual through participation in a property and casualty insurance pooling agreement (the “Pooling Agreement”) and a reinsurance quota share agreement (the “Quota Share Agreement”). In addition, the Company is completely dependent upon Employers Mutual’s employees, facilities and information technology systems to conduct its business. As a result of these operational relationships, there are numerous transactions between the Company and Employers Mutual that occurred on an ongoing basis in the ordinary course of business during 2007 and that will continue to occur on an ongoing basis in the ordinary course of business during 2008.
     During 2007, the Company’s four property and casualty insurance subsidiaries, along with Employers Mutual and its two property and casualty insurance subsidiaries and an affiliate, were parties to the Pooling Agreement under which the property and casualty insurance business written by the participating companies is pooled. Two of the Company’s property and casualty insurance subsidiaries merged into a single entity at year-end 2007. The remaining three property and casualty insurance subsidiaries will continue to be participants in the Pooling Agreement in 2008. Under the terms of the Pooling Agreement, each participant cedes to Employers Mutual all of its property and casualty insurance business, with the exception of any voluntary reinsurance business assumed from non-affiliated insurance companies, and assumes from Employers Mutual an amount equal to its designated participation percentage in the pool. All premiums, losses, settlement expenses and other underwriting and administrative expenses, excluding the voluntary reinsurance business assumed by Employers Mutual from non-affiliated insurance companies, are pooled and then prorated among the parties to the Pooling Agreement on the basis of their respective participation percentages. The Company’s three property and casualty insurance subsidiaries together shared an aggregate 30% participation interest in the pool in 2007, and will maintain an aggregate 30% participation interest in the pool in 2008. The remaining 70% participation interest is allocated to Employers Mutual and its subsidiaries and affiliate. Employers Mutual negotiates reinsurance agreements that provide protection to the pool and each of its participants, including protection against losses arising from catastrophic events. Operations of the pool give rise to inter-company balances between the Company and Employers Mutual, which are settled within 45 days of the end of each quarter. The investment and income tax activities of the pool participants are not subject to the Pooling Agreement.
     The purpose of the Pooling Agreement is to spread the risk of an exposure insured by any of the participants among all the companies participating in the pool. The Pooling Agreement produces a more uniform and stable underwriting result from year to year for all companies in the pool than might be experienced on an individual basis. In addition, each company benefits from the capacity of the entire pool, rather than being limited to the policy exposures of a size commensurate with its own assets, and from the wide range of policy forms, lines of insurance written, rate filings and commission plans offered by each of the companies.
     During 2007, the Company’s property and casualty insurance subsidiaries ceded direct premiums earned of $203,150,361, direct losses and settlement expenses incurred of $107,713,031, direct underwriting expenses incurred of $36,518,778 and direct policyholder dividends incurred of $4,332,191 to Employers Mutual pursuant to the terms of the Pooling Agreement. The property and casualty insurance subsidiaries assumed from Employers Mutual their aggregate 30% participation interest in the pool, which included premiums earned totaling $320,836,066, losses and settlement expenses incurred totaling $199,494,325, underwriting expenses incurred totaling $111,519,399 and policyholder dividends totaling $7,632,714. The Pooling Agreement remains in effect during 2008 and will continue to function in accordance with the terms described above, although the specific amounts to be ceded by the Company’s property and casualty insurance subsidiaries to Employers Mutual and to be assumed by the subsidiaries from Employers Mutual will not be determined prior to year-end 2008. Additional information concerning the Pooling Agreement is contained in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission (“SEC”) on March 14, 2008 (the “2007 Form 10-K”).

     One of the Company’s insurance subsidiaries, Dakota Fire Insurance Company, leases office space from EMC National Life Company, an affiliate of Employer’s Mutual. This lease expense, which amounted to $248,991 in 2007, is included as an expense under the Pooling Agreement.
     The Company’s reinsurance subsidiary and Employers Mutual are parties to the Quota Share Agreement, under which the reinsurance subsidiary assumes a 100% quota share portion of Employers Mutual’s assumed reinsurance business, exclusive of certain reinsurance contracts. This includes all premiums and related losses and settlement expenses of the assumed business, subject to a maximum loss of $2 million per event. Employers Mutual retains 10.5% of the gross assumed written premiums subject to cession to the reinsurance subsidiary as compensation for the $2 million cap on losses assumed per event. During 2007, the reinsurance subsidiary assumed from Employers Mutual premiums earned totaling $72,223,331 and losses and settlement expenses incurred totaling $48,344,856. Total premiums retained by Employers Mutual in 2007 as compensation for the cap protection amounted to $8,329,929. It is customary in the reinsurance business for the assuming company to compensate the ceding company for the acquisition expenses incurred in the generation of the business and the reinsurance subsidiary reimbursed Employers Mutual for acquisition expenses incurred of $14,641,606 with respect to business assumed in 2007. Employers Mutual retained losses and settlement expenses under the Quota Share Agreement totaling $(52,664) in 2007. The reinsurance subsidiary also assumes all foreign currency exchange gains/losses associated with contracts incepting on January 1, 2006 and thereafter that are subject to the Quota Share Agreement. The net foreign currency exchange loss assumed by the reinsurance subsidiary in 2007 was $512,281. Operations of the Quota Share Agreement give rise to inter-company balances between the Company and Employers Mutual, which are settled within 45 days of the end of each quarter. The investment and income tax activities of the reinsurance subsidiary are not subject to the Quota Share Agreement. The Quota Share Agreement remains in effect during 2008 and will continue to function in accordance with the terms described above, although the specific amounts to be assumed by the Company’s subsidiary will not be determined prior to year-end 2008. Additional information concerning the Quota Share Agreement is contained in the 2007 Form 10-K.
     Employers Mutual utilizes its employees, facilities and information technology systems to provide various services to all of its subsidiaries and affiliates, including the Company and its subsidiaries. These services include data processing, claims, financial, legal, actuarial, auditing, marketing and underwriting. Employers Mutual allocates a portion of the cost of these services to its subsidiaries that do not participate in the Pooling Agreement based upon a number of criteria, including usage of the services and the number of transactions. The remaining costs are allocated to the pool and each pool participant shares in the total costs in accordance with its participation percentage as established under the terms of the Pooling Agreement. Costs allocated to the Company by Employers Mutual for services provided to the Company and its subsidiaries that do not participate in the Pooling Agreement amounted to $2,314,211 in 2007. The allocation of costs to the Company and its subsidiaries that do not participate in the Pooling Agreement will continue in 2008, although the specific amounts will not be determined prior to year-end.
     The Company’s investment expenses are based on actual expenses directly incurred by the Company and its subsidiaries plus an allocation of other investment expenses incurred by Employers Mutual, with the allocation being based on a weighted average of total invested assets and number of investment transactions executed during the year. Investment expenses allocated to the Company by Employers Mutual amounted to $1,455,808 in 2007. Investment expenses will continue to be allocated to the Company by Employers Mutual in 2008, although the specific amount will not be determined prior to year-end.
     Three of the Company’s insurance subsidiaries and its reinsurance subsidiary had previously issued an aggregate of $36 million of surplus notes to Employers Mutual, with such notes bearing a fixed interest rate of 3.09% per annum during 2007. Effective December 31, 2007, all $11 million of surplus notes issued by the Company’s reinsurance subsidiary were redeemed and cancelled. No other principal payments have been made on the notes to date. Interest in the amount of $1,451,369 ($1,112,400 for calendar year 2006 and $338,969 for calendar year 2007) was paid by the subsidiaries to Employers Mutual in 2007 and interest in the amount of $772,500 (for calendar year 2007) was accrued at December 31, 2007 to be paid in 2008 upon receipt of approval of such payment by insurance regulatory authorities. The surplus notes do not have a stated maturity date and interest will continue to accrue on the remaining surplus notes during

2008. The Inter-Company Committees of the Company and Employers Mutual approved an increase in the interest rate on the surplus notes to 3.60% per annum effective February 1, 2008, subject to regulatory approval.
     The Company operates an excess and surplus lines insurance agency through a subsidiary. This subsidiary received $513,621 of commission income from Employers Mutual during 2007 as compensation for its duties as managing underwriter for excess and surplus lines insurance for several of the insurance companies participating in the Pooling Agreement. This subsidiary, which does not participate in the Pooling Agreement, also received an allocation of operating expenses from Employers Mutual as noted above. The payment of premiums from Employers Mutual to the subsidiary, and an allocation of operating expenses to the subsidiary, will continue in 2008, although the specific amounts will not be determined prior to year-end.
     As a result of the numerous transactions between the Company and Employers Mutual that occur on an ongoing basis, the Company has established procedures whereby independent directors of the Company review and approve and/or ratify these transactions, as well as other transactions qualifying as a “related persons transaction” as defined under SEC rules. The procedures for the review of “related persons transactions” are as follows:
•	Any new “material contract”, proposed material change to an existing “material contract” or transaction resulting from a “material contract” involving the Company or its subsidiaries and Employers Mutual or its subsidiaries or affiliate is subject to review and approval by the Inter-Company Committee in accordance with procedures set forth in the committee charter. The Inter-Company Committee is composed of three directors of the Company who have been determined by the Board of Directors to qualify as “independent” directors under the NASDAQ corporate governance standards applicable to the Company. Under the Inter-Company Committee’s charter, these contracts or transactions must be approved by the unanimous consent of the committee members based on a finding that the transaction is “fair and reasonable” to the Company and its stockholders. Material contracts subject to review and approval by the Inter-Company Committee include the Pooling Agreement and the Quota Share Agreement, both of which have previously been reviewed and approved by the Inter-Company Committee. Commencing in 2007, a “material contract” subject to review by the Inter-Company Committee was deemed to include, in addition to the Pooling Agreement and the Quota Share Agreement, any contract or transaction involving the Company or its subsidiaries and Employers Mutual or its subsidiaries or affiliate that is required to be filed as an exhibit to the Company’s Annual Report on Form 10-K on the basis that it constitutes a material contract under SEC rules.

•	Any other new contract, proposed change to an existing contract or transaction resulting from a contract involving the Company or its subsidiaries and Employers Mutual or its subsidiaries or affiliate that involves a dollar amount in excess of $120,000, but which does not arise to the level of a “material contract”, is subject to review and approval by the Audit Committee in accordance with the terms of its charter. The Audit Committee is comprised of three directors of the Company who have been determined by the Board of Directors to qualify as “independent’ directors under the NASDAQ corporate governance and SEC rules applicable to the Company. The charter of the Audit Committee does not designate any particular standard to be applied by the committee members in approving these contracts or transactions.

•	Any new contract or transaction, or an amendment thereto, involving a dollar amount in excess of $120,000 and otherwise meeting the definition of a “related person transaction” as defined by SEC rules, and not involving Employers Mutual or its subsidiaries or affiliate, is subject to review and approval by the Audit Committee in accordance with the terms of its charter. The charter does not designate any particular standard to be applied by the committee members in approving these contracts or transactions.
     Each of the transactions described above was reviewed and approved or ratified by the Inter-Company Committee or the Audit Committee, as applicable. As noted above, most of the related person transactions described above involving the Company or its subsidiaries and Employers Mutual or its subsidiaries or affiliate are ongoing in nature and will continue throughout 2008 in the ordinary course of business. These transactions will be presented to the Inter-Company Committee or the Audit Committee, as applicable, in accordance with the procedures described above, for review and approval and/or ratification at such time as the amounts involved in the transactions have been determined.
PROPOSAL TO AMEND THE COMPANY’S RESTATED ARTICLES OF INCORPORATION TO
PROVIDE FOR A MAJORITY VOTE STANDARD FOR THE ELECTION OF DIRECTORS IN UNCONTESTED
ELECTIONS, WHILE RETAINING A PLURALITY VOTE STANDARD IN CONTESTED ELECTIONS
     On November 8, 2007, the Board determined that it would be in the best interests of the Company and its stockholders to amend the Company’s Restated Articles of Incorporation (the “Articles”) to require a majority vote in uncontested elections of directors. The Board approved an amendment to the Articles to change the standard for the election of directors in uncontested elections from a plurality voting standard to a majority voting standard, subject to approval of the amendment by the stockholders.
     Iowa business corporation law provides that a director is elected by a plurality of the votes cast at a meeting at which a quorum is present, unless otherwise specified in the company’s articles of incorporation. The Company’s Articles do not specify the voting standard required in director elections, so the Company’s directors are currently elected by a plurality vote; that is, a director nominee who receives any affirmative votes is elected, whether or not such votes constitute a majority including withheld votes. Under this standard, a director nominee in a director election can be elected or re-elected with as little as a single affirmative vote, even while a substantial majority of the votes cast are “withheld” from that director nominee. For example, even if 99% of the shares “withhold” authority to vote for a candidate, a 1% “for” vote results in the candidate’s election or re-election to the Board. The proposed majority vote standard would require that a nominee for director in an uncontested election receive a “for” vote from a majority of the shares present and voting at a stockholder meeting in order to be elected to the Board. In the event of a contested election, a plurality voting standard will continue to apply, to guard against a failed election contest in which no candidate receives a majority of the “for” votes.
     In November 2007, the Company’s Board adopted and approved the EMC Insurance Group Inc. Corporate Governance Guidelines. Those guidelines provide, in part, that a director nominee who receives a greater number of “withheld” votes than “for” votes in an uncontested election must immediately tender his or her resignation from the Board. Through a process managed by the Nominating Committee, an ad hoc committee of independent directors (which excluded the nominee in question) would then decide, within 90 days following the uncontested election, whether to accept the resignation or to take some other action, such as rejecting the resignation and addressing the apparent underlying cause(s) of the “withheld” votes. The ad hoc committee’s explanation of its decision would be promptly disclosed in a Form 8-K filed with the SEC.
     To further strengthen this majority voting approach, the Board has authorized, and recommends that the stockholders approve, an amendment to the Company’s Articles which would specify that director nominees in an uncontested election would be elected by a majority vote. Under this provision, each vote cast is specifically counted “for” or “against” the director’s election, and will further enhance the accountability of each director to the Company’s stockholders. An affirmative majority of the total number of votes cast for each director nominee will be required for election. Stockholders will also be able to abstain with respect to the election of a director. In accordance with Iowa law, abstentions will have no effect in determining whether the required affirmative majority vote has been obtained.
     Under Iowa law, stockholders must approve an amendment to a company’s articles of incorporation to change the voting standard in director elections. If the proposed amendment is approved, a new (second) paragraph will be added to Article VII of the Company’s Articles that reads as follows:

     The vote required for election of a director by the shareholders shall, except in a contested election, be the affirmative vote of a majority of the votes cast in favor of or against the election of a nominee at a meeting of shareholders. In a contested election, directors shall be elected by a plurality of the votes cast in a meeting of shareholders by the holders of shares entitled to vote in the election. An election shall be considered contested if, as of the record date, there are more nominees for election than positions on the Board of Directors to be filled by election at the meeting.
     If approved, this amendment will become effective upon the filing of the Articles of Amendment to the Company’s Articles with the Iowa Secretary of State. The Company would make such a filing promptly after the Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE MAJORITY VOTING FOR THE ELECTION OF DIRECTORS IN UNCONTESTED ELECTIONS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF CONTRARY DIRECTION TO THE COMPANY.
APPROVAL OF THE EMPLOYERS MUTUAL CASUALTY COMPANY
2008 EMPLOYEE STOCK PURCHASE PLAN
Introduction
     The Board of Directors of Employers Mutual believes that it is beneficial to provide its employees with incentives for them to achieve superior performance and enhance policyholder and Company stockholder value by encouraging stock ownership and to more closely align their economic interests with those of Employers Mutual’s policyholders and the Company’s stockholders. The Boards of Directors of Employers Mutual and the Company have determined that changes in Securities and Exchange Commission rules relating to the issuance of shares of stock require the implementation of a new employee stock plan. The 1993 ESP Plan will continue to operate during any remaining one year holding period under that plan, but no further stock purchases will be made after the plan’s current option period.
     The Employers Mutual 2008 Employee Stock Purchase Plan (the “2008 ESP Plan”) was approved by the Board of Directors of the Company on March 10, 2008 and by the Board of Directors of Employers Mutual on March 12, 2008, with the 2008 ESP Plan to become effective June 1, 2008, subject to the approval of the Company’s stockholders. The 2008 ESP Plan was approved by Employers Mutual’s policyholders at the Annual Meeting of Policyholders held on March 12, 2008.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE EMPLOYERS MUTUAL CASUALTY COMPANY 2008 EMPLOYEE STOCK PURCHASE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF DIRECTION TO THE COMPANY.
Summary of the Employers Mutual Casualty Company 2008 Employee Stock Purchase Plan
     The following summary of the 2008 ESP Plan is qualified in its entirety by reference to the complete text of the plan, which is attached to this Proxy Statement as Appendix A.
Purpose of the Plan
     The purpose of the Plan is to promote the interests of the Company’s stockholders, Employers Mutual’s policyholders, the Company and its subsidiaries and Employers Mutual and its subsidiaries, by strengthening the ability of such companies to attract and retain valuable employees by making it possible for them to acquire, or increase their ownership of, the Company’s Common Stock, thereby permitting their increased personal interest in the continued success and progress of the Company, Employers Mutual and their respective subsidiaries.
Shares Subject to the Plan
     Under the 2008 ESP Plan, Employers Mutual stands ready to purchase up to 500,000 shares of the Company’s Common Stock (i) owned by Employers Mutual, (ii) purchased by Employers Mutual on the open market, or (iii) acquired by Employers Mutual through means other than open market purchases, including direct purchases from the Company, for resale to employees who elect to participate in the 2008 ESP Plan. This number of shares is subject to adjustment to reflect any change in the capitalization of the Company as may come about as a result of stock dividends, stock splits, a subdivision or combination of shares, reclassification, merger in which the Company is the surviving corporation, or any other change in the Company’s capital stock.
Operation of the 2008 ESP Plan
     The 2008 ESP Plan provides eligible employees of Employers Mutual with the opportunity to purchase shares of the Company’s Common Stock, either through payroll deductions or by lump sum cash contributions. Election periods are three months in length on a calendar quarterly basis, from January 1 through March 31, April 1 through June 30, July 1 through September 30 and October 1 through December 31 of each year. As soon as practicable after the last day of each election period on which the NASDAQ Stock Market is open for business, which is the exercise date, shares will be purchased for the participants at 85% of the fair market value of the Company’s Common Stock on the exercise date. The participant can contribute, either through payroll deduction or lump sum cash contribution, no less than 2% and no more than 10% of compensation paid to them during the election period. For the purposes of the 2008 ESP Plan, compensation shall mean all compensation paid to the participant, before any deductions or withholdings, other than cash bonuses, contingent salary payments, commissions, overrides, moving allowances, overseas allowances, payments under any stock option or purchase plans and payments or compensation under any other employee benefit plans. However, during any one year, no employee is entitled to purchase shares under the 2008 ESP Plan if, after the employee becomes entitled to purchase shares, the employee would have the right to purchase shares under any stock purchase plan having a value of more than $25,000 in fair market value at the time the right to purchase shares under the 2008 ESP Plan is granted.
Enrollment
     Each eligible employee may elect to participate in the 2008 ESP Plan by executing and delivering, during the first 20 days of the calendar month preceding the first day of an election period, a payroll deduction authorization to Employers Mutual. An eligible employee may also elect to participate in the 2008 ESP Plan by making a lump sum cash contribution during any election period, but such lump sum must be paid in full no later than 30 days prior to the exercise date of the applicable election period. All sums contributed by an eligible employee will be held in an individual account until shares are purchased by Employers Mutual at the next applicable exercise date. Under the 2008 ESP Plan, interest will not accrue on cash balances held in the employee’s individual account.
Eligible Employees
     All officers, full-time employees and part-time qualified employees of Employers Mutual who are employed on the first day of the calendar month preceding the first day of an election period shall be eligible to participate in the 2008 ESP Plan. An employee will not be eligible to purchase the Company’s Common Stock if, after the stock is purchased, the employee would own, or be deemed to own, shares of stock possessing 5% or more of the combined voting power or value of all classes of stock of the Company. Approximately 2200 Employers Mutual employees are presently eligible to participate in the 2008 ESP Plan.

Issuance of Stock
     After the exercise date of each election period, Employers Mutual shall purchase shares of the Company’s Common Stock with the available cash balance of the employee’s individual account. All shares of the Company’s Common Stock acquired pursuant to the 2008 ESP Plan shall be issued in the form of non-certificated shares; i.e., book entry form. For a period of one year after the purchase of the Company’s Common Stock, the employee will not be entitled to delivery of a stock certificate and will not be allowed to sell, transfer or assign the Common Stock.
     During such times as the employee owns shares of the Company’s Common Stock purchased pursuant to the 2008 ESP Plan, the employee shall generally have the rights and privileges of a stockholder, including the right to vote, to receive dividends and to have such shares participate in the Company’s Amended and Restated Dividend Reinvestment and Common Stock Purchase Plan.
Termination of Election
     Employees participating in the 2008 ESP Plan may, at any time prior to an exercise date, cancel their election to participate by delivering written notice of cancellation or written notice of termination of the payroll deduction authorization to Employers Mutual.
     Upon cancellation of the election, Employers Mutual shall return the balance of the employee’s individual account. An election to participate through a lump sum cash contribution is irrevocable upon payment by the employee.
     Upon termination of employment resulting from the employee’s retirement, permanent disability (as determined by Employers Mutual) or death, the employee, or the employee’s designated beneficiary, shall have the right to elect, in writing delivered to Employers Mutual no less than 14 days prior to the next exercise date, to withdraw the entire balance of the employee’s individual account or to continue the employee’s election to participate in the 2008 ESP Plan through the remaining portion of the election period during which the retirement, disability or death occurred.
     Upon termination of employment for any other reason, the employee shall cease to participate in the 2008 ESP Plan and Employers Mutual shall return the balance of the employee’s individual account. Within 30 days after employee’s right to participate is terminated, for any reason, Employers Mutual will cause a certificate evidencing ownership of the shares of the Company’s Common Stock in the employee’s individual account to be issued to the employee or the employee’s beneficiary.
Participant’s Rights Not Transferable
     Each employee’s rights and privileges under the 2008 ESP Plan shall be exercisable only by the employee and may not be sold, pledged, assigned or otherwise transferred in any manner whatsoever, except as permitted by the 2008 ESP Plan or by will or the laws of descent and distribution.
Administration
     The Board of Directors of Employers Mutual will administer the 2008 ESP Plan and will have authority to take all action necessary or appropriate hereunder, to establish appropriate rules and regulations, to interpret its provisions and to decide all questions and resolve all disputes which may arise in connection with the 2008 ESP Plan. As the administrator, that Board will also have the authority to amend the 2008 ESP Plan as permitted by law and to permanently or temporarily suspend or terminate the 2008 ESP Plan, but no such amendment shall (a) increase the maximum number of shares of the Company’s Common Stock available under the 2008 ESP Plan; (b) reduce the purchase price of the Company’s Common Stock under the 2008 ESP Plan; (c) cause an employee’s rights under the 2008 ESP Plan to fail to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended; (d) amend the provisions of the 2008 ESP Plan related to amending the plan; or (e) adversely affect the employee’s rights and privileges after the employee has elected to participate in the 2008 ESP Plan.
New Plan Benefits Under the 2008 ESP Plan
     Because participation in the 2008 ESP Plan is entirely within the discretion of the eligible employees, a new plan benefits table, as described in the federal proxy rules, is not provided. As the Company cannot predict the participation levels by employees, the rate of employee contributions or the eventual purchase price under the 2008 ESP Plan, it is not possible to determine the value of benefits that may be obtained by executive officers and other eligible employees under the 2008 ESP Plan. Non-employee directors are not eligible to participate in the 2008 ESP Plan.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
     Ernst & Young LLP audited the financial statements of the Company for the year ended December 31, 2007, and audited the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007. The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 and the stockholders are asked to ratify that selection. During 2007, in connection with its audit function, Ernst & Young LLP provided services to the Company which included the examination of the annual consolidated financial statements, assistance with requirements of the Securities and Exchange Commission under the Securities Exchange Act of 1934 and advisory services regarding various financial and accounting matters.
     A representative of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
     We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Although this ratification is not required by current laws, rules and regulations, or the Company’s By-Laws, the Audit Committee Charter or otherwise, the Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THIS APPOINTMENT. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF DIRECTION TO THE COMPANY.
Independent Registered Public Accounting Firm’s Fees
     The following table sets forth the Independent Registered Public Accounting firm’s fees for professional audit services rendered by Ernst & Young for the audit of the Company’s annual financial statements for the years ended December 31, 2007 and 2006, the audit of the Company’s internal control over financial reporting as of December 31, 2007 and 2006, and fees billed for other services rendered by Ernst & Young during 2007 and 2006.

	2007	2006
Audit Fees (1)	$439,900	$487,974
Audit Related Fees (2)	15,510	14,610
Tax Fees (3)	17,207	15,596
All Other Fees (4)	—	5,525

Total Fees	$472,617	$523,805

Notes:

(1)	Audit Fees consist of fees for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q, the audit of the Company’s internal control over financial reporting and services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Audit Related Fees consist primarily of services related to the audit of Employers Mutual’s employee benefit plans.

(3)	Tax Fees consist of fees for tax advisory and compliance services for the Company and Employers Mutual’s employee benefit plans.

(4)	All Other Fees consist of fees for all other services other than those reported above.
     The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed with regard to each particular service and its related fees. In addition, the Audit Committee may pre-approve any services not anticipated or services whose costs exceed the previously pre-approved amounts. In addition, the Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee, who has the authority to pre-approve any services not anticipated or services whose costs exceed previously pre-approved amounts, provided all pre-approval decisions made by the Chairman are reported to the Audit Committee at its next meeting.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     The Company’s executive officers, directors and 10% stockholders are required under the Securities Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ. Copies of these reports must also be furnished to the Company.
     Based solely on a review of copies of reports furnished to the Company, or written representations that no reports were required, the Company believes that during 2007 its executive officers, directors and 10% stockholders complied with all filing requirements, except Ms. Kristi K. Johnson, who filed an amendment to correct the number of shares covered by her earlier report of the single grant of a stock option award.
OTHER MATTERS
     The Board, in addition to the Company’s Code of Corporate Conduct, has adopted a Code of Ethics applicable to the Company’s senior financial officers, including the Company’s Chief Executive Officer, Chief Financial Officer, Treasurer, and principal accounting officer or controller, and persons performing similar functions. The Company’s Code of Ethics for senior financial officers is available on the Company’s website at www.EMCInsurance.com.
     The Board of Directors knows of no matters other than those described above that may come before the Annual Meeting. As to other matters, if any, that properly may come before the Annual Meeting, the Board of Directors intends that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.
STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
AND STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
     Stockholder proposals for inclusion in the Company’s Proxy Statement for the 2009 Annual Meeting of Stockholders must be received by the Company no later than December 15, 2008. The person submitting the proposal must have been a record or beneficial owner of the Company’s Common Stock for at least one year, the securities so held must have a market value of at least $2,000 and the securities must be held on the date of the meeting. Any such proposal will be included in the Proxy Statement for the 2009 Annual Meeting if the rules of the Securities and Exchange Commission are satisfied with respect to the timing and form of such proposal, and if the content of such stockholder proposal is determined by the Company to be appropriate under the rules promulgated by the Securities and Exchange Commission.
     The Board has implemented a process whereby stockholders may send communications directly to the Board’s attention. Any stockholder wanting to communicate with the Board, or one or more specific members thereof, should send his or her written communication to the Office of the General Counsel, EMC Insurance Group Inc., P.O. Box 712, Des Moines, Iowa 50306. The General Counsel of the Company has been instructed by the Board to screen such communications for validation and then promptly forward all such communications to the specified addressee thereof.
April 11, 2008
BY ORDER OF THE BOARD OF DIRECTORS
RICHARD W. HOFFMANN, Secretary

Appendix A
EMPLOYERS MUTUAL CASUALTY COMPANY
2008 EMPLOYEE STOCK PURCHASE PLAN
SECTION 1
Purpose
     The Employers Mutual Casualty Company (“EMCC”) 2008 Employee Stock Purchase Plan (“Plan”) is established by EMCC for the benefit of the Eligible Employees, as hereinafter defined, of EMCC. The purpose of the Plan is to provide each Eligible Employee with an opportunity to acquire or increase an interest in the future of EMCC and EMC Insurance Group Inc. (“EMC Group”) through the purchase of shares of Common Stock, as hereinafter defined, of EMC Group. Purchases of Common Stock under the Plan will take place through accumulated payroll deductions and/or lump sum cash contributions. The Plan is intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (“Code”).
SECTION 2
Definitions
     2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:
a. “Administrative Beneficiary” shall mean a person designated or deemed as such pursuant to Section 6.3(a).
b. “Business Day” shall mean any day on which the NASDAQ Stock Market is open for trading.
c. “Cash Contribution” shall mean an Eligible Employee’s contribution other than through payroll deduction, pursuant to Section 4.5.
d. “Common Stock” shall mean the common stock of EMC Group and may be either stock owned by EMCC, purchased by EMCC on the open market or acquired by EMCC through means other than purchase on the open market.
e. “Compensation” shall mean all EMCC compensation earned by the Eligible Employee, before any deductions or withholdings, but excluding any bonuses, contingent salary payments, commissions, overrides, moving allowances, overseas allowances, payments under this Plan or any other stock option or purchase plan and payments or compensation under any other employee benefit plan.
f. “Custodian” shall mean any third-party administrator as may be selected by the EMCC Board.
g. “Election Period” shall mean the period from January 1 through March 31, April 1 through June 30, July 1 through September 30 or October 1 through December 31. Each Election Period, notwithstanding anything to the contrary herein, shall end on the last Business Day of the Election Period.

h. “Eligible Employee” shall include all full-time employees and part-time qualified employees of EMCC who are scheduled to work twenty (20) hours or more per week on a regular and ongoing basis.
i. “EMCC” shall mean Employers Mutual Casualty Company, an Iowa corporation, and any successor in a reorganization or similar transaction.
j. “EMCC Board” shall mean the Board of Directors of EMCC.
k. “EMC Group” shall mean EMC Insurance Group Inc., an Iowa corporation, and any successor in a reorganization or similar transaction.
l. “EMC Group Board” shall mean the Board of Directors of EMC Group.
m. “Exercise Date” shall mean the last Business Day of each Election Period.
n. “Fair Market Value” shall mean, as of any date, the average price of Common Stock, which shall be calculated by adding the high trading price and low trading price of the day, as reported by the NASDAQ Stock Market, and dividing by two (2).
o. “Individual Account” shall mean a separate account maintained by the Custodian for each Participant.
p. “Participant” shall mean an Eligible Employee who elects to participate in the Plan by (i) executing and delivering, during the first twenty (20) days of the calendar month preceding the first (1st) day of an Election Period, a payroll deduction authorization to the Plan Administrator; or (ii) making a Cash Contribution as provided in Section 4.5. Notwithstanding, any Eligible Employee who is an insider pursuant to §16 of the Securities Exchange Act of 1934, as amended, must declare the Eligible Employee’s intention to participate in the Plan not less than six (6) months prior to the Exercise Date of the Election Period in which the Eligible Employee desires to participate by providing written notice of intent to the Plan Administrator.
q. “Payroll Contributions” shall mean a Participant’s after-tax contributions of Compensation by payroll deduction.
r. “Plan Administrator” shall mean the EMCC Board.
s. “Purchase Price” shall mean eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date.
t. “Recipient Beneficiary” shall mean a person or persons designated or deemed as such pursuant to Section 6.3(b).
u. “Terminating Event” shall mean a Participant’s termination of employment by EMCC for any reason or any other event which causes the Participant to no longer be an Eligible Employee. A Terminating Event shall not include a termination of employment in the case of a sick leave or other bona fide leave of absence approved for purposes of this Plan by EMCC.

SECTION 3
Eligibility
     3.1 Eligibility for Participation. Any individual who is an Eligible Employee on the first (1st) day of the calendar month preceding the first (1st) day of an Election Period shall be eligible to participate in the Plan.
     3.2 Limitations. Any Eligible Employee who is otherwise eligible to participate in the Plan shall not be granted any right to purchase Common Stock under the Plan if:
a. the Eligible Employee, after the right to purchase Common Stock is granted, would own shares of stock, as defined by Sections 423(b)(3) and 424(d) of the Code, possessing five percent (5%) or more of the combined voting power or value of all classes of stock of EMC Group; or
b. the Eligible Employee, after the right to purchase Common Stock is granted, would have the right to purchase Common Stock under all employee stock purchase plans of EMCC which would accrue at a rate that exceeds $25,000 in Fair Market Value of such Common Stock, determined at the time the right is granted under this Plan, for each calendar year during which any such right granted to the Eligible Employee is outstanding at any time.
SECTION 4
Participation
     4.1 Common Stock to be Issued. Subject to the provisions of this Section 4.1 and Section 6.6, the number of shares of Common Stock issuable pursuant to the Plan shall not exceed 500,000 shares.
     4.2 Right to Purchase. Each person that is a Participant on the first (1st) Business Day of the Election Period shall be granted the right to purchase Common Stock on the Exercise Date with such Payroll Contributions or Cash Contribution as have been made by the Participant to the Participant’s Individual Account during the Election Period in which the person is a Participant. All sums so accumulated during the Election Period shall be used by the Plan Administrator to purchase the number of shares of Common Stock which shall be determined by dividing the cash balance in the Participant’s Individual Account as of the Exercise Date of each Election Period by the Purchase Price. Any fractional share shall be eliminated from the quotient. The Plan Administrator shall reduce, on a substantially proportionate basis, the number of shares of Common Stock to be purchased by each Participant on any Exercise Date in the event that the number of shares then available for purchase under the Plan is otherwise insufficient.
     4.3 Individual Accounts. The Plan Administrator shall establish an Individual Account for each Participant, to which shall be credited (a) the amount of all Payroll Contributions or Cash Contributions made by the Participant and (b) the number of shares of Common Stock that are purchased by such Participant pursuant to the terms of the Plan. No interest shall accrue on any Payroll Contributions or Cash Contribution in any Individual Account.
     4.4 Payroll Contributions. Payroll Contributions may be authorized by the Participant at a rate of not less than two percent (2%) and not more than ten percent (10%) of the Participant’s Compensation by means of substantially equal payroll deductions divided over the Election Period. The withholding rate shall be a whole, and not a fractional, percentage. A Participant may change the withholding rate by executing a new payroll deduction authorization, which shall be effective for the next Election Period. Any Participant making Payroll Contributions is ineligible to make a Cash Contribution.
     4.5 Cash Contribution. A Cash Contribution may be made by a Participant one (1) time during any Election Period; provided, however, that payment is made not less than thirty (30) days prior to the Exercise Date of the applicable Election Period. Any Cash Contribution and election to participate made hereunder by the Participant is irrevocable. A Cash Contribution may not be less than two percent (2%) or more than ten percent (10%) of the Participant’s Compensation earned, or that the Plan Administrator estimates will be earned, during the applicable Election Period. Payment must be made in cash, by a personal check of the Participant or other cash equivalents acceptable to the Custodian.
     4.6 Purchase of Common Stock. If an Eligible Employee is a Participant on the Exercise Date of the Election Period, then, on the Exercise Date, the Plan Administrator shall apply the cash balance of the Participant’s Individual Account to the purchase of the number of whole shares of Common Stock determined under Section 4.2. The balance, if any, of the Participant’s Individual Account in excess of the total Purchase Price of the whole shares purchased hereunder shall be carried over to the next Election Period, except that any such balance shall be returned to the Participant as soon as is reasonably possible if the Participant does not elect to participate in the Plan during the next Election Period.
     4.7 Termination of Election. An election to participate may be terminated by the Participant cancelling the election or upon the occurrence of a Terminating Event.
a. Termination by Cancellation. A Participant may, at any time prior to an Exercise date, cancel the Participant’s election to participate through Payroll Contributions by delivering written notice of cancellation or written notice of termination of the payroll deduction authorization to the Plan Administrator. Upon cancellation of the election, the balance of the Participant’s Individual Account shall be returned to the Participant. The Participant shall cease to be a Participant as of the date of delivery of the notice. Any Participant that elects to participate for the applicable Election Period by a Cash Contribution may not cancel the election for that Election Period.
b. Termination by Retirement, Disability or Death. In the event of a Terminating Event resulting from a Participant’s retirement, permanent disability (as determined by the Plan Administrator) or death, the Participant, or Participant’s Administrative Beneficiary as the case may be, shall have the right to elect, by written notice given to the Plan Administrator at least fourteen (14) days prior to the next occurring Exercise Date:
(i) to withdraw all of the cash balance and shares of Common Stock held in the Participant’s Individual Account; or
(ii) to continue the Participant’s election to participate in the Plan through the remaining portion of the applicable Election Period during which the Terminating Event occurred.
In the event that the written notice required pursuant to this Section 4.7(b) is not received by the Plan Administrator, the Participant or the Participant’s Administrative Beneficiary, as the case may be, shall be deemed to have elected to continue the election to participate, pursuant to Section 4.7(b)(ii).
c. Termination of Employment. Except as otherwise provided herein, upon a Terminating Event, the Participant shall cease to participate in the Plan and the balance of the Participant’s Individual Account shall be returned to the Participant. The Participant’s right to elect shall be deemed cancelled as of the date of the Terminating Event and the Participant shall have no further rights under this Plan.
SECTION 5
Issuance of Certificates
     5.1 Issuance to Custodian. As soon as reasonably practicable after an Exercise Date, EMCC shall purchase shares of Common Stock with the balance of the Payroll Contributions and Cash Contributions in the Participant’s Individual Account. All shares of Common Stock acquired pursuant to the Plan, however, shall be purchased by EMCC and issued in the form of non-certificated shares; i.e., book entry form. All shares of Common Stock so issued will be held by the Custodian and restricted from all forms of transfers by the Custodian for a period of one (1) year from and after the Exercise Date.
     5.2 Share Rights. During the time that the shares of Common Stock are maintained by the Custodian pursuant to Section 5.1, the Participant shall generally have the rights and privileges of a stockholder, including, but not limited to, the right to vote, to receive dividends and to have such shares participate in EMC Group’s Amended and Restated Dividend Reinvestment and Common Stock Purchase Plan, subject to such restrictions as the EMC Group Board may impose. Notwithstanding anything to the contrary, during the one (1) year time period that the shares of Common Stock are maintained by the Custodian, none of the Common Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the Participant.
     5.3 Distribution of Common Stock. At the expiration of the one (1) year holding period described in Section 5.1 or upon the occurrence of an event giving right to a right to distribution pursuant to Section 4.7, EMCC, within thirty (30) days of such expiration or termination, shall cause non-certificated shares to be electronically transferred to the Participant’s, or the Participant’s Recipient Beneficiary’s, designee, or, if requested in writing, shall cause certificates evidencing the Participant’s ownership of the shares of Common Stock, to be issued to the Participant or the Participant’s Recipient Beneficiary or provide notice to the Participant or the Participant’s Administrative Beneficiary that the transfer restrictions imposed in Section 5.1 have been lifted.
SECTION 6
Miscellaneous Provisions
     6.1 Withholding. EMCC, or EMCC’s designee, may make such provisions and take such action as it may deem necessary or appropriate for the withholding of any taxes which EMCC is required by law or regulation of any governmental authority, whether federal, state or local, to withhold in connection with Payroll Contributions and the distribution of Common Stock pursuant to the Plan. Each Participant, however, shall be responsible for the payment of all individual tax liabilities relating to any such amounts.
     6.2 Rights not Transferable. All Participants under this Plan shall have the same rights and privileges. Except as otherwise provided in Section 4.7(b), each Participant’s rights and privileges under this Plan shall be exercisable during the Participant’s lifetime and only by the Participant. None of the Participant’s rights hereunder, nor any of the Common Stock held by the Custodian during the one (1) year holding period referenced in Section 5.1, may be sold, pledged, assigned or otherwise transferred in any manner whatsoever by the Participant, other than in accordance with Section 6.3, except by will or the laws of descent and distribution of the state in which the Participant is domiciled at the time of the Participant’s death. In the event that any Participant violates the terms of this Section 6.2, the Participant’s rights and obligations under this Plan shall be terminated by EMCC upon return to the Participant of the balance of the Participant’s Individual Account.
     6.3 Designation of Beneficiaries.
a. Administrative Beneficiary. Each Participant may file with the Plan Administrator a written designation of an Administrative Beneficiary, whose sole duties shall be to provide the written notice required in Section 4.7(b) and to receive notice from the Plan Administrator of the lifting of the transfer restrictions pursuant to Section 5.3(c). The Administrative Beneficiary shall be an individual and may be a Recipient Beneficiary; however, the Participant may not designate more than one (1) Administrative Beneficiary. In the absence of an effective designation hereunder, the Participant’s surviving spouse, if any, or the administrator of the Participant’s estate shall be deemed to be the Administrative Beneficiary. Each designation of an Administrative Beneficiary made hereunder will (a) revoke all prior designations by the same Participant with respect to all elections to participate previously made, including, solely for the purposes of this Plan, any deemed designation; (b) be in a form prescribed by the Plan Administrator; and (c) be effective only when received by the Plan Administrator during the Participant’s lifetime.

b. Recipient Beneficiary. Each Participant may file with the Plan Administrator a written designation of a Recipient Beneficiary who is to receive any Common Stock, or portion thereof, registered in the name of the Participant solely or as tenant-in-common and any cash balance in the Participant’s Individual Account following the Participant’s death. If a Participant shall not have designated any Recipient Beneficiary under this Plan, the Participant’s Recipient Beneficiary shall be deemed to be to be the person or persons designated by the Participant as the primary beneficiary under EMCC’s group life insurance plan. Each designation made hereunder will (a) revoke all prior designations by the same Participant with respect to all elections to participate previously made, including, solely for the purposes of this Plan, any deemed designation; (b) be in a form prescribed by the Plan Administrator; and (c) be effective only when received by the Plan Administrator during the Participant’s lifetime. In the absence of any effective designation hereunder, including a deemed designation, any Common Stock, or portion thereof, registered in the name of the Participant solely or as tenant-in-common and any cash balance in the Participant’s Individual Account following the Participant’s death shall be transferred or paid to the Participant’s surviving spouse, if any, or to the Participant’s estate. Upon the death of a Participant, a Recipient Beneficiary, or a spouse entitled under this Section 6.3(b), shall provide proof of identity and existence to the Plan Administrator. No designated Recipient Beneficiary shall, prior to the death of a Participant, acquire any interest in the Common Stock or cash credited to a Participant under the Plan.
     6.4 Employment Rights. Neither the adoption of this Plan nor any of the provisions hereof shall confer upon any Participant any right to continue employment with EMCC or affect in any way the right of EMCC to terminate the employment of a Participant at any time.
     6.5 Change in Capitalization. In the event of (a) a Common Stock dividend, (b) a Common Stock split, (c) a reclassification of Common Stock or (d) any other change in the authorized number or par value of the Common Stock, then the remaining number of shares of Common Stock provided under Section 4.1 which have not been sold to Participants shall be appropriately adjusted by the EMCC Board, whose determination shall be binding on all persons. In the event of a merger in which EMC Group is not the surviving corporation or, in the event of a sale or transfer of all or substantially all of EMC Group’s assets (other than by the grant of a mortgage or security interest), all outstanding rights of Participants to purchase Common Stock under Section 4.2 shall terminate; provided that, prior to the effective date of such merger or sale or transfer of assets, the EMCC Board shall either (x) return the balance of all Plan Individual Accounts and terminate all Participant rights hereunder, or (y) accelerate the Exercise Date of the then current Election Period, or (z) if there is a surviving or acquiring entity other than EMC Group, arrange to have that entity, or an affiliate of that entity, grant to the Participants the right to participate in a stock purchase plan of that entity which has substantially equivalent terms and conditions as this Plan, as determined by the EMCC Board. In the event of (x) or (y) above, the one (1) year holding period referenced in Section 5.1 shall be terminated and EMCC shall provide appropriate notice of such termination to the Custodian in order to allow for the release and distribution of any Common Stock certificate(s) then being held in custody, and/or to allow for the removal of any transfer restrictions previously placed on Common Stock held in the form of non-certificated shares.
     6.6 Administration of the Plan. The Plan shall be administered by the EMCC Board. Any members of the EMCC Board who are eligible to participate in the Plan will abstain from voting on Plan administration matters. A majority vote of the non-employee members of the EMCC Board members will be required to take any action required under the Plan. The Plan Administrator shall have the authority, not inconsistent with the express provisions of the Plan, to take all action necessary or appropriate hereunder, to establish appropriate rules and regulations relating to the Plan, to interpret its provisions and to decide all questions and resolve all disputes which may arise in connection therewith. Such determinations shall be conclusive and shall bind all parties, including Participants and any and all persons claiming rights and privileges under or through any Participant. The Plan Administrator may, in its discretion, delegate its authority, or any portion thereof, under this Section 6.6, including, but not limited to the power to amend the Plan for the purpose of satisfying requirements arising from changes in applicable laws or regulations, to a separate administrator for the day-to-day operation of the Plan.

     6.7 Amendment of Plan. The EMCC Board may from time to time amend the Plan in any respect, including, but not limited to, amending the Plan for the and for other purposes which may at the time be permitted by law. However, no such amendment, except to the extent explicitly required or permitted herein, will, without the prior approval of the stockholders of EMC Group and the policyholders of EMCC (a) increase the maximum number of shares of Common Stock available under the Plan; (b) reduce the Purchase Price of Common Stock issuable under the Plan; (c) cause Participant’s rights to purchase Common Stock under the Plan to fail to meet the requirements of Section 423 of the Code; (d) amend the provisions of this Section 6.7; or (e) adversely effect the right of a Participant, without the consent of the Participant, to purchase Common Stock during an Election Period after such Participant has elected to participate for that Election Period. Notwithstanding anything to the contrary, the EMCC Board may, without the prior approval of the stockholders of EMC Group and policyholders of EMCC, increase the number of shares of Common Stock which may be issued under the Plan to reflect adjustments made pursuant to Section 6.5.
     6.8 Termination of Plan. The Plan may be permanently terminated or temporarily suspended at any time by the EMCC Board. No such termination or suspension of the Plan shall adversely affect the rights and privileges of any Participant that elected to participate during the Election Period in which the termination or suspension occurred. Any such termination or suspension shall be effective as of the Exercise Date of the then current Election Period.
     6.9 Custodial Arrangement. All cash and Common Stock allocated to a Participant’s Individual Account under the Plan shall be held by the Custodian in its capacity as a custodian for the Participant with respect to such cash and Common Stock. Nothing contained in this Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind, or a fiduciary relationship between EMCC, its officers or the EMCC Board and the Participant or any other person or entity.
     6.10 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of EMCC to establish other plans.
     6.11 No Constraint on Corporate Action. Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect EMCC’s or EMC Group’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure; (b) to merge or consolidate; (c) to dissolve, liquidate, sell or transfer all or any part of its business or assets; or (d) except as provided in Section 6.7, to limit the right or power of EMCC, EMC Group or any of the subsidiaries or affiliates of either to take any action which such entity deems to be necessary or appropriate.
     6.12 Approval of Stockholders and Policyholders. The Plan shall be subject to the approval of the stockholders of EMC Group and the policyholders of EMCC, which approvals shall be secured within twelve (12) months after the date of the Plan is adopted by the EMCC Board.
     6.13 Effective Date. This Plan shall become effective on June 1, 2008, with the first Election Period commencing on July 1, 2008.
     6.14 Titles. Titles of sections and subsections are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.
     6.15 Governing Law. This Plan and all the rights and obligations herein shall be construed in accordance with and governed by the laws of the State of Iowa, without regard to principals of conflicts of laws.
Dated: March 12, 2008

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

   Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 4.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

01 - Margaret A. Ball	☐	☐	02 - George C. Carpenter III	☐	☐	03 - David J. Fisher	☐	☐

04 - Robert L. Howe	☐	☐	05 - Bruce G. Kelley	☐	☐	06 - Raymond A. Michel	☐	☐

07 - Gretchen H. Tegeler	☐	☐

	For	Against	Abstain		For	Against	Abstain

2. To approve a proposed amendment to the Company’s Restated Articles of Incorporation to provide for a majority vote standard for the election of directors in uncontested elections.	☐	☐	☐	3. To approve the Employers Mutual Casualty Company 2008 Employee Stock Purchase Plan.	☐	☐	☐
	☐	☐	☐
4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year.				5. To transact such other business as may properly come before the meeting or any adjournment thereof.
B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 U P X 0 1 6 9 6 2 2	+

<stock#>	00UVSF

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — EMC INSURANCE GROUP INC.

ANNUAL MEETING OF STOCKHOLDERS - MAY 29, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Bruce G. Kelley and George C. Carpenter III, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated, all the shares of stock of EMC Insurance Group Inc. held of record by the undersigned on April 3, 2008 at the Annual Meeting of Stockholders to be held on May 29, 2008 or at any adjournment thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.